EXHIBIT 99.1


ITEM 6. SELECTED FINANCIAL DATA

In connection with this Annual Report previously filed on Form 10-K we are restating our historical consolidated financial statements as a result of Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment of Disposal of Long-Lived Assets" ("SFAS 144"). During 2003, we classified the industrial building portfolio and certain office property located in Long Island as held for sale and, in compliance with SFAS 144, have reported revenues and expenses from these properties as income from discontinued operations, net of minority interest, for each period presented in our Annual Report on Form 10-K. This reclassification has no effect on our reported net income or funds from operations.

We are also providing updated summary selected financial information, which is included below reflecting the prior period reclassification as discontinued operations of the properties classified as held for sale during 2003.


                                                                              Reckson Associates Realty Corp.
                                                                              For the Year Ended December 31,
                                                                 (in thousands except per share data and property count)
                                                                ---------------------------------------------------------
                                                                   2002        2001        2000        1999        1998
                                                                ---------   ---------   ---------   ---------   ---------
OPERATING DATA:
  Total revenues ............................................   $ 458,069   $ 467,819   $ 442,383   $ 351,654   $ 229,301
  Total expenses ............................................     375,395     356,138     333,732     264,940     167,488
  Income before minority interests, preferred dividends
    and distributions, valuation reserves, equity in earnings
    of real estate joint ventures and service companies,
    gain on sales of real estate, discontinued operations
    and extraordinary loss ..................................      82,674     111,681     108,651      86,714      61,813
  Minority interests ........................................      23,221       8,822      20,459      15,527      10,539
  Preferred dividends and distributions .....................      23,123      23,977      28,012      27,001      14,244
  Valuation reserves on investments in affiliate loans and
    joint ventures and other investments ....................          --     166,101          --          --          --
  Equity in earnings of real estate joint ventures and
    service companies .......................................       1,113       2,087       4,383       2,148       1,836
  Gain on sales of real estate ..............................         537      20,173      18,669      10,052          --
  Discontinued operations (net of
    minority interests' share) ..............................      18,888       9,687       4,194       4,446         699
  Extraordinary loss (net of minority
    interests' share) .......................................       2,335       2,595       1,396         555       1,670
  Net income (loss) allocable to Class A common
    shareholders ............................................      41,604     (44,243)     62,989      47,529      37,895
  Net income (loss) allocable to Class B common
    shareholders ............................................      12,929     (13,624)     23,041      12,748          --

PER SHARE DATA - CLASS A COMMON SHAREHOLDERS:
Basic:
  Basic net income (loss) before extraordinary loss .........   $     .57   $   (1.32)  $    1.14   $     .93   $     .98
  Gain on sales or real estate ..............................         .01         .29         .28         .17          --
  Discontinued operations ...................................         .29         .15         .07         .09         .02
  Extraordinary loss ........................................        (.03)       (.04)       (.03)       (.01)       (.04)
  Basic net income (loss) ...................................   $     .84   $    (.92)  $    1.46   $    1.18   $     .96
  Weighted average shares outstanding .......................      49,669      48,121      43,070      40,270      39,473
  Cash dividends declared ...................................   $    1.70   $    1.66   $    1.53   $    1.45   $    1.33

Diluted:
  Diluted net income (loss) before extraordinary loss .......   $     .57   $   (1.32)  $    1.12   $     .92   $     .97
  Gain on sales or real estate ..............................         .01         .29         .28         .17          --
  Discontinued operations ...................................         .29         .15         .07         .09         .02
  Extraordinary loss ........................................        (.04)       (.04)       (.02)       (.01)       (.04)
  Diluted net income (loss) .................................   $     .83   $    (.92)  $    1.45   $    1.17   $     .95
  Diluted weighted average shares outstanding ...............      49,968      48,121      43,545      40,676      40,010

PER SHARE DATA - CLASS B COMMON SHAREHOLDERS:
Basic:
  Basic net income (loss) before extraordinary loss .........   $     .88   $   (1.91)  $    1.74   $    1.50   $      --
  Gain on sales or real estate ..............................         .01         .42         .43         .27          --
  Discontinued operations ...................................         .44         .23         .11         .14          --
  Extraordinary loss ........................................        (.05)       (.06)       (.04)       (.02)         --
  Basic net Income (loss) ...................................   $    1.28   $   (1.32)  $    2.24   $    1.89   $      --
  Weighted average shares outstanding .......................      10,122      10,284      10,284       6,744          --
  Cash dividends declared ...................................   $    2.59   $    2.55   $    2.35   $    1.54   $      --

Diluted:
  Diluted net income (loss) before extraordinary loss .......   $     .87   $   (1.91)  $    1.53   $    1.22   $      --
  Gain on sales or real estate ..............................          --         .42         .07         .03          --
  Discontinued operations ...................................         .07         .23         .02         .02          --
  Extraordinary loss ........................................        (.04)       (.06)       (.03)       (.01)         --
  Diluted net income (loss) .................................   $     .90   $   (1.32)  $    1.59   $    1.26   $      --
  Diluted weighted average shares outstanding ...............      10,122      10,284      10,284       6,744          --


                                                                          Reckson Associates Realty Corp.
                                                                          For the Year Ended December 31,
                                                         --------------------------------------------------------------
                                                            2002         2001         2000         1999         1998
                                                         ----------   ----------   ----------   ----------   ----------
BALANCE SHEET DATA (PERIOD END):

  Commercial real estate properties, before
    accumulated depreciation .........................   $2,707,878   $2,643,045   $2,537,193   $2,017,170   $1,562,014
  Cash and cash equivalents (4) ......................       30,827      121,975       17,843       21,368        2,349
  Total assets .......................................    2,907,920    2,994,218    2,998,030    2,733,878    1,854,816
  Mortgage notes payable .............................      733,761      744,613      722,312      452,338      246,314
  Unsecured credit facility (4) ......................      267,000      271,600      216,600      297,600      465,850
  Unsecured term loan ................................           --           --           --       75,000       20,000
  Senior unsecured notes .............................      499,305      449,463      449,385      449,313      150,000
  Market value of equity (1) .........................    1,681,372    1,915,587    2,016,390    1,726,845    1,332,882
  Total market capitalization including debt (1 and 2)    3,052,818    3,251,599    3,397,204    2,993,756    2,199,936

OTHER DATA:
   Funds from operations (basic) (3) .................   $  161,023   $  179,687   $  167,782   $  130,820   $   97,697
   Funds from operations (diluted) (3) ...............   $  184,146   $  206,288   $  202,169   $  161,681   $   99,450
   Total square feet (at end of period) ..............       20,284       20,611       21,291       21,385       21,000
   Number of properties (at end of period)  ..........          178          182          188          189          204

(1) Based on the sum of:

         (i) the market value of the Company's Class A common stock and operating partnership units (assuming conversion) of 55,522,307, 57,469,595, 53,046,928, 48,076,648 and 47,800,049 at December 31,
              2002, 2001, 2000, 1999 and 1998, respectively (based on a per share/unit price of $21.05, $23.36, $25.06, $20.50 and $22.19 at
              December 31, 2002, 2001, 2000, 1999 and 1998, respectively),

        (ii) the market value of the Company's Class B common stock of 9,915,313, 10,283,513, 10,283,513 and 10,283,763 shares at
             December 31, 2002, 2001, 2000 and 1999, respectively (based on a per share price of $22.40, $25.51, $27.19 and $22.75 at December 31, 2002, 2001, 2000 and 1999, respectively),

       (iii) the liquidation preference value of 10,834,500, 11,192,000, 11,192,000 and 15,192,000 shares of the Company's preferred stock at December 31, 2002, 2001, 2000 and 1999, respectively (based on a per share value of $25.00),

         (iv) the liquidation preference value of 19,662, 30,965, 42,518 and 42,518 of the operating partnership's preferred units at December 31, 2002, 2001, 2000 and 1999, respectively (based on a per unit value of $1,000) and

         (v) at December 31, 2000 and December 31, 1999, the contributed value of a minority partners' preferred interest of $85 million.

(2) Debt amount is net of minority partners' proportionate share of joint venture debt plus the Company's share of unconsolidated joint venture debt.

(3) Management believes that funds from operations ("FFO") is an appropriate measure of performance of an equity REIT. FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income or loss, excluding gains or losses from debt restructuring and sales of properties plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with Generally Accepted Accounting Principles and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. FFO for the year ended December 31, 2001 excludes $163 million of valuation reserves on investments in affiliate loans and joint ventures. Since all companies and analysts do not calculate FFO in a similar fashion, the Company's calculation of FFO may not be comparable to similarly titled measures as reported by other companies.

(4) On January 4, 2002, approximately $85 million of the cash proceeds received from the sale of a 49% interest in the property located at 919 Third Avenue, New York, NY, was used to pay down the Company's unsecured credit facility.

ITEM 7. SUPPLEMENT TO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ("MD&A")

      The following discussion should be read in conjunction with the historical financial statements of Reckson Associates Realty Corp. (the "Company") and related notes and MD&A thereto appearing in Item 8 and 7 of the Company's Annual Report on Form 10-K.

      The Company considers certain statements set forth herein to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the Company's expectations for future periods. Certain forward-looking statements, including, without limitation, statements relating to the timing and success of acquisitions and the completion of development or redevelopment of properties, the financing of the Company's operations, the ability to lease vacant space and the ability to renew or relet space under expiring leases, involve risks and uncertainties. Many of the forward-looking statements can be identified by the use of words such as "believes", "may", "expects", "anticipates", "intends" or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the actual results may differ materially from those set forth in the forward-looking statements and the Company can give no assurance that its expectation will be achieved. Among those risks, trends and uncertainties are: the general economic climate, including the conditions affecting industries in which our principal tenants compete; changes in the supply of and demand for office and industrial / R&D properties in the New York Tri-State area; changes in interest rate levels; downturns in rental rate levels in our markets and our ability to lease or re-lease space in a timely manner at current or anticipated rental rate levels; the availability of financing to us or our tenants; financial condition of our tenants; changes in operating costs, including utility, security and insurance costs; repayment of debt owed to the Company by third parties (including FrontLine Capital Group); risks associated with joint ventures; liability for uninsured losses or environmental matters; and other risks associated with the development and acquisition of properties, including risks that development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. Consequently, such forward-looking statements should be regarded solely as reflections of the Company's current operating and development plans and estimates. These plans and estimates are subject to revisions from time to time as additional information becomes available, and actual results may differ from those indicated in the referenced statements.

Current Developments

      On September 10, 2003, the Company announced that it had entered into agreements relating to the disposition of its Long Island industrial building portfolio (the "Disposition") to members of the Rechler family for approximately $315.5 million in cash and other consideration. The transactions contemplated by the agreements were consummated on November 10 and November 12, 2003. As a result, the Company has disposed of all but three of its 95 property, 5.9 million square foot, Long Island industrial building portfolio for approximately $225.1 million in cash and debt assumption and 3,932,111 Class A common units of limited partnership interest of Reckson Operating Partnership, L.P. valued at approximately $90.4 million. Approximately $204 million of cash sales proceeds from the Disposition were used to repay borrowings under the Company's unsecured revolving credit facility (the "Credit Facility"). The remaining three properties, two of which are subject to transfer pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), are anticipated to close within three to six months.

      In addition, four of the five remaining options granted to the Company at the time of the Company's IPO to purchase interests in properties owned by Rechler family members (including three properties in which the Rechler family members hold non-controlling interests and one industrial property) were terminated along with the Company's management contracts relating to three of such properties. In return the Company received an aggregate payment from the Rechler family members of $972,000. Rechler family members also extended the term of the remaining option on the property located at 225 Broadhollow Road, Melville, New York (the Company's current headquarters) for five years and released the Company from approximately 15,500 square feet under its lease at this property. In connection with the restructuring of the remaining option the Rechler family members paid the Company $1 million in return for the Company's agreement not to exercise the option during the next three years. As part of the agreement, the exercise price of the option payable by the Company was increased by $1 million. In addition, as part of the transaction, the Rechler family entity was granted rights of first refusal with respect to five vacant land parcels located near the industrial properties for a period of five years.

      On November 10, 2003, in connection with the Company's sale of its Long Island industrial building portfolio and the settlement of the employment contracts of the departing Rechler family members, the Company incurred the following restructuring charges: (i) approximately $7.5 million related to outstanding stock loans under the Company's historical long term incentive program ("LTIP") were transferred to the entity that acquired the Long Island industrial building portfolio and approximately $575,000 of loans related to life insurance contracts were extinguished, (ii) approximately $2.9 million paid to the departing Rechler family members in exchange for 127,689, or 100% of their rights to receive shares of Class A common stock that were granted in 2002 and their rights that were granted in 2003 were forfeited in their entirety and
(iii) with respect to two of the departing Rechler family members participating in the Company's March 2003 LTIP, each received 8,681 shares of the Company's Class A common stock related to the service component of their core award which was valued at $399,000 in the aggregate. In addition, if the Company attains its annual performance measure in March 2004, these individuals will also be entitled to each receive 26,041 shares of Class A common stock representing the balance of the annual core award as if they had remained in continuous employment with the Company. The remainder of their core awards, aggregating 208,334 shares of Class A common stock, was forfeited as was the entire amount of their special outperformance component of the March 2003 LTIP.

      In November 2003, the Company also disposed of a 181,000 square foot office property located on Long Island for approximately $24.3 million. Net proceeds from the sale were used to repay the Credit Facility.

      In accordance with the provisions of FASB Statement No. 144, the Company has separately identified and classified the assets and liabilities of the aforementioned 95 industrial properties and the office property located on Long Island ("Assets Disposed") on its consolidated balance sheets as held for sale. In addition, income from the operations of these properties has been reflected on the Company's consolidated statements of operations as income from discontinued operations. Total revenues from the Assets Disposed, for the periods owned, were $48.0, $46.8 and $40.9 million and total expenses, for the periods owned, were $32.2, $36.9 and $37.7 million for the years ended December 31, 2002, 2001 and 2000, respectively. These revenues and expenses have been included in discontinued operations on the Company's consolidated statements of operations.

FUNDS FROM OPERATIONS

   Management believes that funds from operations ("FFO") is an appropriate measure of performance of an equity REIT. FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income or loss, excluding gains or losses from debt restructuring and sales of properties plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. (See Selected Financial
Data). FFO for the year ended December 31, 2001 excludes $163 million of valuation reserves on investments in affiliate loans and joint ventures.
   Since all companies and analysts do not calculate FFO in a similar fashion, the Company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

   The following table presents the Company's FFO calculation for the years ended December 31 (in thousands):


                                                                          2002           2001            2000
                                                                       ---------      ---------       ---------
Income before minority interests, preferred dividends and
  distributions, equity in earnings of real estate joint ventures and service companies, gain on sales of real estate,
  valuation reserves, discontinued operations and
  extraordinary loss ............................................      $  82,674      $ 111,681       $ 108,651
Add:
  Equity in earnings of real estate joint ventures and service
    companies ...................................................          1,113          2,087           4,383
  Gain on sales of real estate ..................................            537         20,173          18,669
  Discontinued operations (net of limited partners' minority
    interest) ...................................................         18,888          9,687           4,194
  Limited partners' minority interest ...........................             --          7,153              --
Less:
  Minority partners' interests in consolidated partnerships .....         18,730         15,975           9,120
  Limited partners' minority interest ...........................          4,491             --          11,339
  Preferred dividends and distributions .........................         23,123         23,977          28,012
  Valuation reserves on investments in affiliate loans and
    joint ventures and other investments ........................             --        166,101              --
  Extraordinary loss, net of limited partners' minority interest           2,335          2,595           1,396
                                                                       ---------      ---------       ---------
Net income (loss) allocable to common shareholders ..............         54,533        (57,867)         86,030
Adjustments for basic Funds From Operations
Add:
  Limited partners' minority interest ...........................          6,948             --          11,669
  Real estate depreciation and amortization .....................        108,906        100,967          90,552
  Minority partners' interests in consolidated partnerships .....         18,730         15,975           9,120
  Valuation reserves on investments in affiliate loans and
    joint  ventures .............................................             --        163,000              --
  Extraordinary loss, net of limited partners' minority interest           2,335          2,595           1,396

Less:
  Limited partners' minority interest ...........................             --          5,727              --
  Gain on sales of real estate ..................................          5,433         20,173          18,669
  Amounts distributable to minority partners in consolidated
    partnerships ................................................         24,996         19,083          12,316
                                                                       ---------      ---------       ---------
Basic Funds From Operations .....................................        161,023        179,687         167,782
Add:
  Dividends and distributions on dilutive shares and units ......         23,123         26,601          34,387
                                                                       ---------      ---------       ---------
Diluted Funds From Operations ...................................      $ 184,146      $ 206,288       $ 202,169
                                                                       =========      =========       =========
Weighted Average Shares/OP Units outstanding (1) ................         67,180         66,057          61,050
                                                                       =========      =========       =========
Diluted Weighted Average Shares/OP Units outstanding (1) ........         78,133         79,027          78,119
                                                                       =========      =========       =========

1.  Assumes conversion of limited partnership units of the Operating
    Partnership.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

      The response to this item is included in Section 15 of this Form 8-K.

ITEM 15. FINANCIAL STATEMENTS AND SCHEDULES, EXHIBITS AND REPORTS ON FORM 8-K

      (a) (1 and 2) Financial Statements and Schedules


RECKSON ASSOCIATES REALTY CORP.
Report of Independent Auditors........................................................     8
Consolidated Balance Sheets as of December 31, 2002 and December 31, 2001.............     9
Consolidated Statements of Operations for the years ended December 31, 2002, 2001 and 2000.......................................................................... 10-11
Consolidated Statements of Stockholders' Equity for the years ended December 31,
    2002, 2001 and 2000...............................................................    12
Consolidated Statements of Cash Flows for the years ended December 31, 2002,
    2001 and 2000 ....................................................................    13
Notes to Consolidated Financial Statements............................................ 14-53
Schedule III - Real Estate and Accumulated Depreciation...............................    54

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Reckson Associates Realty Corp.

      We have audited the accompanying consolidated balance sheets of Reckson Associates Realty Corp. as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2002. We have also audited the accompanying financial statement schedule. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Reckson Associates Realty Corp. at December 31, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                               /s/ ERNST & YOUNG LLP


New York, New York
February 27, 2003, except for
Notes 7, 11 and 16 as to which the dates are January 14, 2004

                         RECKSON ASSOCIATES REALTY CORP.
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except share amounts)


                                                                                                              December 31,
                                                                                                      --------------------------
                                                                                                          2002           2001
                                                                                                      -----------    -----------
ASSETS
Commercial real estate properties, at cost: (Notes 2, 3, 5 and 6)
     Land .........................................................................................   $   386,747    $   380,835
     Buildings and improvements ...................................................................     2,199,896      2,118,542
Developments in progress:
     Land .........................................................................................        92,924         69,365
     Development costs ............................................................................        28,311         74,303
Furniture, fixtures and equipment .................................................................        12,203          6,333
                                                                                                      -----------    -----------
                                                                                                        2,720,081      2,649,378
       Less accumulated depreciation ..............................................................      (382,022)      (298,370)
                                                                                                      -----------    -----------
                                                                                                        2,338,059      2,351,008

Properties and related assets held for sale, net of accumulated depreciation ......................       196,954        193,997
Investments in real estate joint ventures .........................................................         6,116          5,744
Investment in mortgage notes and notes receivable (Note 6) ........................................        54,547         56,234
Cash and cash equivalents (Note 9) ................................................................        30,827        121,975
Tenant receivables ................................................................................        12,529          7,407
Investments in service companies and affiliate loans and joint ventures  (Note 8) .................        73,332         79,184
Deferred rents receivable .........................................................................        97,145         73,091
Prepaid expenses and other assets .................................................................        32,966         41,935
Contract and land deposits and pre-acquisition costs ..............................................           240          3,782
Deferred leasing and loan costs, less accumulated amortization of $48,049 and $41,411, respectively        65,205         59,861
                                                                                                      -----------    -----------
                     Total Assets .................................................................   $ 2,907,920    $ 2,994,218
                                                                                                      ===========    ===========
LIABILITIES
Mortgage notes payable (Note 2) ...................................................................   $   733,761    $   744,613
Mortgage notes payable and other liabilities associated with properties held for sale .............        10,722         10,075
Unsecured credit facility (Note 3) ................................................................       267,000        271,600
Senior unsecured notes (Note 4) ...................................................................       499,305        449,463
Accrued expenses and other liabilities ............................................................        89,312         84,072
Dividends and distributions payable ...............................................................        31,575         32,988
                                                                                                      -----------    -----------
                    Total Liabilities .............................................................     1,631,675      1,592,811
                                                                                                                     -----------

Minority partners' interests in consolidated partnerships .........................................       242,934        242,698
Preferred unit interest in the operating partnership ..............................................        19,662         30,965
Limited partners' minority interest in the operating partnership ..................................        71,420         81,887
                                                                                                      -----------    -----------
                                                                                                          334,016        355,550
                                                                                                                     -----------
Commitments and contingencies (Notes 9,10 and 13) .................................................            --             --

STOCKHOLDERS' EQUITY (Note 7)
Preferred Stock, $.01 par value, 25,000,000 shares authorized
     Series A preferred stock, 8,834,500 and 9,192,000 shares issued and outstanding, respectively             88             92
     Series B preferred stock, 2,000,000  shares issued and outstanding ...........................            20             20
Common Stock, $.01 par value, 100,000,000 shares authorized
     Class A common stock, 48,246,083 and 49,982,377 shares issued and outstanding, respectively ..           482            500
     Class B common stock, 9,915,313 and 10,283,513 shares issued and outstanding, respectively ...            99            103
Treasury Stock, Class A common, 2,698,400 and 0 shares, respectively and
     Class B common, 368,200 and 0 shares, respectively ...........................................       (63,954)            --
Additional paid in capital ........................................................................     1,005,494      1,045,142
                                                                                                      -----------    -----------
                   Total Stockholders' Equity .....................................................       942,229      1,045,857
                                                                                                      -----------    -----------
                   Total Liabilities and Stockholders' Equity .....................................   $ 2,907,920    $ 2,994,218
                                                                                                      ===========    ===========


                (see accompanying notes to financial statements)

                         RECKSON ASSOCIATES REALTY CORP.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except share amounts)


                                                                                   For the year ended December 31,
                                                                              -----------------------------------------
                                                                                 2002            2001            2000
                                                                              ---------       ---------       ---------
REVENUES (Note 10):
Property operating revenues:
     Base Rents ........................................................      $ 395,308       $ 392,824       $ 358,179
     Tenant escalations and reimbursements .............................         55,441          54,739          50,134
                                                                              ---------       ---------       ---------
Total property operating revenues ......................................        450,749         447,563         408,313

Interest income on mortgage notes and notes receivable (including
     $4,287, $4,196 and $5,237, respectively from related parties) .....          6,279           6,238           7,879
Investment and other income (including $85, $5,164 and
     $21,455, respectively from related parties) .......................          1,041          14,018          26,191
                                                                              ---------       ---------       ---------

    Total revenues .....................................................        458,069         467,819         442,383
                                                                              ---------       ---------       ---------

EXPENSES:
Property operating expenses ............................................        163,031         155,977         146,537
Marketing, general and administrative ..................................         29,214          28,242          25,082
Interest ...............................................................         80,706          79,741          78,189
Depreciation and amortization ..........................................        102,444          92,178          83,924
                                                                              ---------       ---------       ---------

     Total expenses ....................................................        375,395         356,138         333,732
                                                                              ---------       ---------       ---------

Income before minority interests, preferred dividends and
     distributions, equity in earnings of real estate joint ventures and service companies, gain on sales of real estate, valuation
     reserves, discontinued operations and extraordinary loss ..........         82,674         111,681         108,651
Minority partners' interests in consolidated partnerships ..............        (18,730)        (15,975)         (9,120)
Limited partners' minority interest in the operating partnership .......         (4,491)          7,153         (11,339)
Distributions to preferred unit holders ................................         (1,288)         (2,111)         (2,641)
Equity in earnings of real estate joint ventures and service companies (including $465, $1,450 and
     $2,792, respectively from related parties) ........................          1,113           2,087           4,383
Gain on sales of real estate (Note 6) ..................................            537          20,173          18,669
Valuation reserves on investments in affiliate loans and joint
   ventures and other investments (Notes 8 and 13) .....................             --        (166,101)             --
                                                                              ---------       ---------       ---------
Income (loss) before discontinued operations, extraordinary loss
     and dividends to preferred shareholders ...........................         59,815         (43,093)        108,603
Discontinued operations (net of limited partners' minority interest):
   Income from discontinued operations .................................         14,621           9,687           4,194
   Gain on sales of real estate ........................................          4,267              --              --
                                                                              ---------       ---------       ---------
Income (loss) before extraordinary loss and dividends to preferred
   shareholders ........................................................         78,703         (33,406)        112,797
Extraordinary loss on extinguishment of debts (net of limited
   partners' minority interest) ........................................         (2,335)         (2,595)         (1,396)
                                                                              ---------       ---------       ---------
Net Income (loss) ......................................................         76,368         (36,001)        111,401
Dividends to preferred shareholders ....................................        (21,835)        (21,866)        (25,371)
                                                                              ---------       ---------       ---------
Net income (loss) allocable to common shareholders .....................      $  54,533       $ (57,867)      $  86,030
                                                                              =========       =========       =========
Net income (loss) allocable to:
   Class A common shareholders .........................................      $  41,604       $ (44,243)      $  62,989
   Class B common shareholders .........................................         12,929         (13,624)         23,041
                                                                              ---------       ---------       ---------
Total ..................................................................      $  54,533       $ (57,867)      $  86,030
                                                                              =========       =========       =========

Basic net income (loss) per weighted average common share:
   Class A common.......................................................      $       .57     $     (1.32)    $      1.14
   Gain on sales of real estate.........................................              .01             .29             .28
   Discontinued operations..............................................              .29             .15             .07
   Extraordinary loss...................................................             (.03)           (.04)           (.03)
                                                                              -----------     -----------     -----------
   Basic net income (loss) per Class A common...........................      $       .84     $      (.92)    $      1.46
                                                                              ===========     ===========     ===========

   Class B common.......................................................      $       .88     $     (1.91)    $      1.74
   Gain on sales of real estate.........................................              .01             .42             .43
   Discontinued operations..............................................               44              23             .11
   Extraordinary loss...................................................             (.05)           (.06)           (.04)
                                                                              -----------     -----------     -----------
   Basic net income (loss) per Class B common...........................      $      1.28     $     (1.32)    $      2.24
                                                                              ===========     ===========     ===========

Basic weighted average common shares outstanding:
   Class A common.......................................................       49,669,000      48,121,000      43,070,000
   Class B common.......................................................       10,122,000      10,284,000      10,284,000

Diluted net income (loss) per weighted average common share:
   Class A common.......................................................      $       .83     $      (.92)    $      1.45
   Class B common.......................................................      $       .90     $     (1.32)    $      1.59

Diluted weighted average common shares outstanding:
   Class A common.......................................................       49,968,000      48,121,000      43,545,000
   Class B common.......................................................       10,122,000      10,284,000      10,284,000


                (see accompanying notes to financial statements)

                         RECKSON ASSOCIATES REALTY CORP.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (in thousands)



                                          Preferred Stock             Common Stock
                                       -----------------------   -----------------------    Treasury
                                        Series A      Series B     Class A      Class B      Stock
                                       ----------   ----------   ----------   ----------   ----------
Stockholders' equity
  January 1, 2000...................   $       92   $       60   $      404   $      103   $       --
Conversion of Series B
  Preferred Stock...................           --          (40)          42           --           --
Redemption of OP Units..............           --           --           --           --           --
Net proceeds from long term
  compensation issuances............           --           --            8           --           --
Net income..........................           --           --           --           --           --
Dividends and distributions
  paid and payable..................           --           --           --           --           --
                                       ----------   ----------   ----------   ----------   ----------

Stockholders' equity
  December 31, 2000.................           92           20          454          103           --
Issuance of OP Units................           --           --           --           --           --
Redemption of OP Units..............           --           --            6           --           --
Net proceeds from long term
  compensation issuances............           --           --            5           --           --
Issuance of Class A common
  stock.............................           --           --           35           --           --
Repurchases of Class A common
  stock.............................           --           --           --           --           --
Net loss............................           --           --           --           --           --
Dividends and distributions
  paid and payable..................           --           --           --           --           --
                                       ----------   ----------   ----------   ----------   ----------
Stockholders' equity
  December 31, 2001.................           92           20          500          103           --
Issuance of OP Units................           --           --           --           --           --
Redemption of OP Units..............           --           --            7           --           --
Net proceeds from long term
  compensation issuances............           --           --           (2)          --           --
Issuance of Class A common stock....           --           --            4           --           --
Repurchases of Class A and Class
  B common stock....................           --           --          (27)          (4)     (63,954)
Repurchases of Series A preferred
  stock.............................           (4)          --           --           --           --
Net income..........................           --           --           --           --           --
Dividends and distributions
  paid and payable..................           --           --           --           --           --
                                       ----------   ----------   ----------   ----------   ----------
Stockholders' equity
  December 31, 2002.................   $       88   $       20   $      482   $       99   $  (63,954)
                                       ==========   ==========   ==========   ==========   ==========


                                                                               Limited
                                       Additional                   Total      Partners'
                                        Paid in      Retained   Stockholders'  Minority
                                        Capital      Earnings      Equity      Interest
                                       ----------   ----------  ------------- ----------
Stockholders' equity
  January 1, 2000...................   $1,116,297   $       --    $1,116,956  $   90,986
Conversion of Series B
  Preferred Stock...................       (6,765)          --       (6,763)       6,763
Redemption of OP Units..............           --           --           --         (125)
Net proceeds from long term
  compensation issuances............        6,656           --        6,664           --
Net income..........................           --       86,030       86,030       11,494
Dividends and distributions
  paid and payable..................       (4,198)     (86,030)     (90,228)     (11,765)
                                       ----------   --------     ----------   ----------

Stockholders' equity
  December 31, 2000.................    1,111,990           --    1,112,659       97,353
Issuance of OP Units................           --           --           --       11,557
Redemption of OP Units..............       15,412           --       15,418      (15,577)
Net proceeds from long term
  compensation issuances............        6,423           --        6,428           --
Issuance of Class A common
  stock.............................       77,777           --       77,812        7,188
Repurchases of Class A common
  stock.............................       (1,421)          --       (1,421)          --
Net loss............................           --      (57,867)     (57,867)      (6,030)
Dividends and distributions
  paid and payable..................     (165,039)      57,867     (107,172)     (12,604)
                                       ----------   ----------   ----------   ----------
Stockholders' equity
  December 31, 2001.................    1,045,142           --    1,045,857       81,887
Issuance of OP Units................        5,274           --        5,274        6,135
Redemption of OP Units..............        7,148           --        7,155       (7,173)
Net proceeds from long term
  compensation issuances............        3,988           --        3,986           --
Issuance of Class A common stock....        7,065           --        7,069           --
Repurchases of Class A and Class
  B common stock....................           --           --      (63,985)      (2,738)
Repurchases of Series A preferred
  stock.............................       (7,041)          --       (7,045)        (924)
Net income..........................           --       54,533       54,533        6,682
Dividends and distributions
  paid and payable..................      (56,082)     (54,533)    (110,615)     (12,449)
                                       ----------   ----------   ----------   ----------
Stockholders' equity
  December 31, 2002.................   $1,005,494   $       --   $  942,229   $   71,420
                                       ==========   ==========   ==========   ==========


                (see accompanying notes to financial statements)

                         RECKSON ASSOCIATES REALTY CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                                                          For the year ended December 31,
                                                                                     -----------------------------------------
                                                                                        2002            2001            2002
                                                                                     ---------       ---------       ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME (LOSS) .............................................................      $  76,368       $ (36,001)      $ 111,401
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Depreciation and amortization .............................................        112,341         102,108          91,809
    Extraordinary loss, net of limited partners' minority interest ............          2,335           2,595           1,396
    Minority partners' interests in consolidated partnerships .................         18,730          15,975           9,120
    Limited partners' minority interest in the operating partnership ..........          6,238          (5,878)         11,574
    Gain on sales of real estate, securities and mortgage repayment ...........         (4,804)        (19,199)        (17,836)
    Valuation reserves on investments in affiliate loans and joint ventures and
      other investments .......................................................             --         166,101              --
    Equity in earnings of real estate joint ventures and service companies ....         (1,113)         (2,087)         (4,383)
Changes in operating assets and liabilities:
    Deferred rents receivable .................................................        (26,277)        (38,186)        (35,798)
    Prepaid expenses and other assets .........................................          4,870          (4,925)         (9,582)
    Tenant and affiliate receivables ..........................................         (4,417)          1,878          (6,394)
    Accrued expenses and other liabilities ....................................         11,878           3,607          17,857
                                                                                     ---------       ---------       ---------

Net cash provided by operating activities .....................................        196,149         185,988         169,164
                                                                                     ---------       ---------       ---------

CASH FLOWS FROM INVESTMENT ACTIVITIES:
    Purchases of commercial real estate properties ............................             --              --        (190,548)
    Increase in contract and land deposits and pre-acquisition costs ..........             --          (3,267)         (2,023)
    Additions to developments in progress .....................................        (41,896)         (8,260)        (13,392)
    Additions to commercial real estate properties ............................        (48,052)       (152,074)        (89,818)
    Payment of deferred leasing costs .........................................        (16,414)        (10,513)        (24,082)
    Distributions from investments in real estate joint ventures ..............            276              82             368
    Acquisition of controlling interests in service companies .................           (122)             --              --
    Additions to furniture, fixtures and equipment ............................         (2,414)           (635)           (742)
    Investments in affiliate joint ventures ...................................             --         (25,056)        (10,780)
    Proceeds from redemption of preferred securities ..........................          1,528          35,700          19,903
    Proceeds from sales of real estate, securities and mortgage note
      receivable repayments ...................................................         22,022          76,503          49,810
                                                                                     ---------       ---------       ---------

Net cash used in investing activities .........................................        (85,072)        (87,520)       (261,304)
                                                                                     ---------       ---------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from secured borrowings ..........................................             --         325,000         297,163
    Principal payments on secured borrowings ..................................        (11,065)       (302,894)        (27,367)
    Proceeds from issuance of senior unsecured notes, net of issuance costs ...         49,432              --              --
    Payment of loan and equity issuance costs .................................         (1,568)         (6,252)        (11,649)
    Investments in affiliate loans and service companies ......................             --         (12,388)        (12,516)
    Proceeds from unsecured credit facility ...................................        158,000         153,000         689,600
    Principal payments on unsecured credit facility ...........................       (162,600)        (98,000)       (845,600)
    Repurchases of common stock ...............................................        (66,723)         (1,421)             --
    Repurchase of Series A preferred stock ....................................         (7,969)             --              --
    Proceeds from issuance of common stock and exercise of options,
      net of issuance costs ...................................................          6,310           2,813           4,010
    Contributions by minority partners in consolidated partnerships ...........          1,343         101,832         135,975
    Distributions to minority partners in consolidated partnerships ...........        (20,051)        (16,458)        (12,632)
    Distributions to limited partners in the operating partnership ............        (12,540)        (12,395)        (11,654)
    Distributions to preferred unit holders ...................................         (1,320)         (2,231)         (2,641)
    Dividends to common shareholders ..........................................       (111,525)       (103,118)        (87,437)
    Dividends to preferred shareholders .......................................        (21,949)        (21,824)        (26,637)
                                                                                     ---------       ---------       ---------

Net cash (used in) provided by financing activities ...........................       (202,225)          5,664          88,615
                                                                                     ---------       ---------       ---------

Net increase (decrease) in cash and cash equivalents ..........................        (91,148)        104,132          (3,525)
Cash and cash equivalents at beginning of period ..............................        121,975          17,843          21,368
                                                                                     ---------       ---------       ---------
Cash and cash equivalents at end of period ....................................      $  30,827       $ 121,975       $  17,843
                                                                                     =========       =========       =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid during the period for interest, including interest capitalized ..      $  98,083       $ 105,087       $ 106,106
                                                                                     =========       =========       =========


                (see accompanying notes to financial statements)

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

           Reckson Associates Realty Corp. (the "Company") is a self-administered and self managed real estate investment trust ("REIT") engaged in the ownership, management, operation, leasing and development of commercial real estate properties, principally office and industrial buildings and also owns land for future development (collectively, the "Properties") located in the New York tri-state area (the "Tri-State Area").

ORGANIZATION AND FORMATION OF THE COMPANY

           The Company was incorporated in Maryland in September 1994. In June 1995, the Company completed an Initial Public Offering (the "IPO") and commenced operations.

           The Company became the sole general partner of Reckson Operating Partnership, L.P. (the "Operating Partnership") by contributing substantially all of the net proceeds of the IPO, in exchange for an approximate 73% interest in the Operating Partnership. All Properties acquired by the Company are held by or through the Operating Partnership. In conjunction with the IPO, the Operating Partnership executed various option and purchase agreements whereby it issued common units of limited partnership interest in the Operating Partnership ("OP Units") to certain continuing investors and assumed certain indebtedness in exchange for (i) interests in certain property partnerships, (ii) fee simple and leasehold interests in properties and development land, (iii) certain other business assets and (iv) 100% of the non-voting preferred stock of the management and construction companies. The Company's ownership percentage in the Operating Partnership was approximately 89.5% and 89.2% at December 31, 2002 and 2001, respectively.

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           The accompanying consolidated financial statements include the consolidated financial position of the Company and the Operating Partnership at December 31, 2002 and 2001 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002. The Operating Partnership's investments in majority owned and controlled real estate joint ventures are reflected in the accompanying financial statements on a consolidated basis with a reduction for the minority partners' interest. The Operating Partnership also invests in real estate joint ventures where it may own less than a controlling interest. Such investments are also reflected in the accompanying financial statements on the equity method of accounting. The operating results of Reckson Management Group, Inc., RANY Management Group, Inc., Reckson Construction Group New York, Inc. and Reckson Construction Group, Inc. (collectively, the "Service Companies"), in which the Operating Partnership owned a 97% non-controlling interest are reflected in the accompanying financial statements on the equity method of accounting through September 30, 2002. On October 1, 2002, the Operating Partnership acquired the remaining 3% interests in the Service Companies for an aggregate purchase price of approximately $122,000. As a result, the Operating Partnership commenced consolidating the operations of the Service Companies. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

           Minority partners' interests in consolidated partnerships represent a 49% non-affiliated interest in RT Tri-State LLC, owner of a nine property suburban office portfolio, a 40% non-affiliated interest in Omni Partners, L.P., owner of a 579,000 square foot suburban office property and beginning December 21, 2001, a 49% non-affiliated interest in Metropolitan 919 Third Avenue, LLC, owner of the property located at 919 Third Avenue, New York, NY. Limited partners' minority interest in the Operating Partnership was approximately 10.5% and 10.8% at December 31, 2002 and 2001, respectively.

Use of Estimates

           The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Real Estate

           Land, buildings and improvements, furniture, fixtures and equipment are recorded at cost. Tenant improvements, which are included in buildings and improvements, are also stated at cost. Expenditures for ordinary maintenance and repairs are expensed to operations as they are incurred. Renovations and / or replacements, which improve or extend the life of the asset are capitalized and depreciated over their estimated useful lives.

           Depreciation is computed utilizing the straight-line method over the estimated useful lives of ten to thirty years for buildings and improvements and five to ten years for furniture, fixtures and equipment. Tenant improvements, which are included in buildings and improvements, are amortized on a straight-line basis over the term of the related leases.

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

Long Lived Assets

      On a periodic basis, management assesses whether there are any indicators that the value of the real estate properties may be impaired. A property's value is impaired only if management's estimate of the aggregate future cash flows (undiscounted and without interest charges) to be generated by the property are less than the carrying value of the property. Such cash flows consider factors such as expected future operating income, trends and prospects, as well as the effects of demand, competition and other factors. To the extent impairment has occurred, the loss will be measured as the excess of the carrying amount of the property over the fair value of the property.

      The Company is required to make subjective assessments as to whether there are impairments in the value of its real estate properties and other investments. These assessments have a direct impact on the Company's net income, because taking an impairment results in an immediate negative adjustment to net income. In determining impairment, if any, the Company has adopted Financial Accounting Standards Board ("FASB") Statement No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets" (see Recent Accounting Pronouncements).

Cash Equivalents

      The Company considers highly liquid investments with a maturity of three months or less when purchased, to be cash equivalents.

      Tenant's lease security deposits aggregating approximately $5.6 million and $5.1 million at December 31, 2002 and 2001, respectively have been included in cash and cash equivalents on the accompanying balance sheets.

Deferred Costs

      Tenant leasing commissions and related costs incurred in connection with leasing tenant space are capitalized and amortized over the life of the related lease. In addition, loan costs incurred in obtaining financing are capitalized and amortized over the term of the related loan.

      Costs incurred in connection with equity offerings are charged to stockholders equity when incurred.

Income Taxes

      Commencing with its taxable year ended December 31, 1995, the Company elected to be taxed as a REIT under the Internal Revenue Code of 1986 (the "Code"). To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including a requirement that it currently distribute at least 90% of its adjusted taxable income to its stockholders. It is management's current intention to adhere to these requirements and maintain the Company's REIT status. As a REIT, the Company generally will not be subject to corporate level federal income tax on taxable income it distributes currently to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as a REIT for the subsequent four taxable years. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property, and to federal income and excise taxes on its undistributed taxable income. In addition, taxable income from non-REIT activities managed through the Service Companies as taxable REIT subsidiaries are subject to federal, state and local income taxes. (See
Note 14 for the Company's reconciliation of GAAP net income to taxable income, its reconciliation of cash distributions to the dividends paid deduction and its characterization of taxable distributions).

                        RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

Revenue Recognition

           Minimum rental income is recognized on a straight-line basis over the term of a lease. The excess of rents recognized over amounts contractually due are included in deferred rents receivable on the accompanying balance sheets. Contractually due but unpaid rents are included in tenant receivables on the accompanying balance sheets. Certain lease agreements provide for reimbursement of real estate taxes, insurance, common area maintenance costs and indexed rental increases, which are recorded on an accrual basis.

           The Company records interest income on investments in mortgage notes and notes receivable on an accrual basis of accounting. The Company does not accrue interest on impaired loans where, in the judgment of management, collection of interest according to the contractual terms is considered doubtful. Among the factors the Company considers in making an evaluation of the collectibility of interest are: (i) the status of the loan, (ii) the value of the underlying collateral, (iii) the financial condition of the borrower and
(iv) anticipated future events.

           Gain on sales of real estate are recorded when title is conveyed to the buyer, subject to the buyer's financial commitment being sufficient to provide economic substance to the sale and the Company having no substantial continuing involvement with the buyer.

Earnings Per Share

           In 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 128, "Earnings per Share" ("Statement No. 128") which replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. The conversion of OP Units into Class A common stock would not have a significant effect on per share amounts as the OP Units share proportionately with the Class A common stock in the results of the Operating Partnership's operations.

Stock Options

           Effective January 1, 2002 the Company has elected to follow FASB Statement No. 123, "Accounting for Stock Based Compensation" ("Statement No. 123"). Statement No. 123 requires the use of option valuation models which determine the fair value of the option on the date of the grant. All future employee stock option grants will be expensed over the options' vesting periods based on the fair value at the date of the grant in accordance with Statement No. 123. The Company expects minimal financial impact from the adoption of Statement No. 123. To determine the fair value of the stock options granted, the Company uses a Black-Scholes option pricing model. Historically, the Company had applied Accounting Principles Board Opinion No. 25 ("APB No. 25") and related interpretations in accounting for its stock option plans and reported pro forma disclosures in its Form 10-K filings by estimating the fair value of options issued and the related expense in accordance with Statement No. 123 (see Note
7). Accordingly, no compensation cost had been recognized for its stock option plans prior to the Company's adoption of Statement No. 123.

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

       In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure" ("Statement No. 148"). Statement No. 148 amends Statement No. 123 to provide alternative methods of transition for an entity that voluntarily adopts the fair value recognition method of recording stock option expense. Statement No. 148 also amends the disclosure provisions of Statement 123 and APB Opinion No. 28. "Interim Financial Reporting" to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock options on reported net income and earnings per share in annual and interim financial statements.

       The following table sets forth the Company's pro forma information for its Class A common stockholders for the years ended December 31 (in thousands except earnings per share data):


                                                                  2002          2001           2000
                                                                --------      --------       --------
Net income (loss) as reported .............................     $ 41,604      $(44,243)      $ 62,989
Add:  Stock option expense included in net income (loss)...           94            --             --
Less: Stock option expense determined under fair value
      recognition method for all awards ...................         (495)         (476)          (318)
                                                                --------      --------       --------
Pro forma net income (loss) ...............................     $ 41,203      $(44,719)      $ 62,671
                                                                ========      ========       ========

Net income (loss) per share as reported:
     Basic ................................................     $    .84      $   (.92)      $   1.46
                                                                ========      ========       ========
     Diluted ..............................................     $    .83      $   (.92)      $   1.45
                                                                ========      ========       ========

Pro forma net income (loss) per share:
     Basic ................................................     $    .83      $   (.93)      $   1.46
                                                                ========      ========       ========
     Diluted ..............................................     $    .82      $   (.93)      $   1.44
                                                                ========      ========       ========

      The fair value for those options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2002, 2001 and 2000, respectively: risk-free interest rate of 3%, 5% and 5%; dividend yields of 7.38%, 7.52% and 7.31%; volatility factors of the expected market price of the Company's Class A common stock of .198 and a weighted-average expected life of the option of five years.

      For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period.

Derivative Instruments

         FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," which became effective January 1, 2001 requires the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If a derivative is a hedge, depending on the nature of the hedge, changes in the fair value of the derivative will either be offset against the change in fair value of the hedged asset, liability, or firm commitment through earnings, or recognized in accumulated other comprehensive income ("OCI") until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. As of January 1, 2001, the carrying value of the Company's derivatives equaled their fair value and as a result no cumulative effect changes were recorded. Additionally, as of June 30, 2001, the fair value of the Company's derivatives equaled approximately $3.7 million and was reflected in other assets and OCI on the Company's balance sheet. On July 18, 2001, the mortgage note payable to which these derivatives relate to was funded and their fair value at that time was approximately $676,000 less than their carrying value. This amount is being amortized to interest expense over the term of the mortgage note to which it relates. Because of the Company's minimal use of derivatives, the adoption of this Statement did not have a significant effect on earnings or the financial position of the Company.

Recent Accounting Pronouncements

      In October 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("Statement No. 144"). Statement No. 144 provides accounting guidance for financial accounting and reporting for the impairment or disposal of long-lived assets. Statement No. 144 supersedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. It also supersedes the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions related to the disposal of a segment of a business. The Company adopted Statement No. 144 on January 1, 2002. The adoption of this statement did not have a material effect on the results of operations or the financial position of the Company. The adoption of Statement No. 144 does not have an impact on net income (loss) allocable to common shareholders. Statement No. 144 only impacts the presentation of the results of operations and gain (loss) on sales of real estate for those properties sold during the period within the consolidated statements of operations.

      On January 1, 2002, the Company adopted the provisions of FASB Statement No. 142, "Goodwill and Other Intangible Assets" ("Statement No. 142"). This statement makes significant changes to the accounting for business combinations, goodwill, and intangible assets. Among other provisions, Statement No. 142 requires that a portion of the purchase price of real estate acquisitions be assigned to the fair value of an intangible asset for above market operating leases or to an intangible liability for below market operating leases. Such intangible assets or liabilities are then required to be amortized into revenue over the remaining life of the respective leases. The adoption of this statement did not have an effect on the Company's results of operations or financial condition for the year ended December31, 2002.

      In April 2002, the FASB issued Statement No. 145, ("Statement No. 145"), which rescinded Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt". Statement No. 145 is effective for fiscal years beginning after May 15, 2002. The Company will adopt Statement No. 145 on January 1, 2003 which will result in a change to reported net income (loss).

      In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees", Including Indirect Guarantees of Indebtedness of Others ("FIN 45"). FIN 45 significantly changes the current practice in the accounting for, and disclosure of, guarantees. Guarantees and indemnification agreements meeting the characteristics described in FIN 45 are required to be initially recorded as a liability at fair value. FIN 45 also requires a guarantor to make significant new disclosures for virtually all guarantees even if the likelihood of the guarantor having to make payment under the guarantee is remote. The disclosure requirements within FIN 45 are effective for financial statements for annual or interim periods ending after December 15, 2002. The initial recognition and initial measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The Company is currently evaluating the effects of FIN 45 on the Company's results of operations or financial condition.

      In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which explains how to identify variable interest entities ("VIE") and how to assess whether to consolidate such entities. The provisions of this interpretation are immediately effective for VIE's formed after January 31, 2003. For VIE's formed prior to January 31, 2003, the provisions of this interpretation apply to the first fiscal year or interim period beginning after June 15, 2003. Management has not yet determined whether any of its consolidated or unconsolidated subsidiaries represent VIE's pursuant to such interpretation. Such determination could result in a change in the Company's consolidation policy related to such entities.

Reclassifications

     Certain prior year amounts have been reclassified to conform to the current year presentation.

2. MORTGAGE NOTES PAYABLE

           At December 31, 2002, there were 16 fixed rate mortgage notes payable with an aggregate outstanding principal amount of approximately $740.0 million. These mortgage notes are secured by properties with an aggregate carrying value at December 31, 2002 of approximately $1.5 billion and which are pledged as collateral against the mortgage notes payable. In addition, approximately $45.1 million of the $740.0 million is recourse to the Company. The mortgage notes bear interest at rates ranging from 6.45% to 10.10%, and mature between 2004 and 2027. The weighted average interest rates on the outstanding mortgage notes payable at December 31, 2002, 2001 and 2000 were approximately 7.3%, 7.3% and 7.8%, respectively. Certain of the mortgage notes payable are guaranteed by certain limited partners in the Operating Partnership and / or the Company.

           The following table sets forth the Company's mortgage notes payable at December 31, 2002, by scheduled maturity date (dollars in thousands):


                                                    Principal     Interest       Maturity        Amortization
Property                                           Outstanding      Rate           Date          Term (Years)
-------------------------------------------        -----------    --------    ---------------    ------------
80 Orville Drive, Islip, NY                         $   2,616      10.10%      February, 2004    Interest only
395 North Service Road, Melville, NY                   19,709       6.45%       October, 2005    $34 per month
200 Summit Lake Drive, Valhalla, NY                    19,373       9.25%       January, 2006         25
1350 Avenue of the Americas, NY, NY                    74,631       6.52%          June, 2006         30
Landmark Square, Stamford, CT (a)                      45,090       8.02%       October, 2006         25
100 Summit Lake Drive, Valhalla, NY                    19,101       8.50%         April, 2007         15
333 Earle Ovington Blvd., Mitchel Field, NY (b)        53,864       7.72%        August, 2007         25
810 Seventh Avenue, NY, NY                             82,854       7.73%        August, 2009         25
100 Wall Street, NY, NY                                35,904       7.73%        August, 2009         25
6900 Jericho Turnpike, Syosset, NY                      7,348       8.07%          July, 2010         25
6800 Jericho Turnpike, Syosset, NY                     13,922       8.07%          July, 2010         25
580 White Plains Road, Tarrytown, NY                   12,685       7.86%     September, 2010         25
919 Third Avenue, NY, NY (c)                          246,651      6.867%        August, 2011         30
110 Bi-County Blvd., Farmingdale, NY                    3,635      9.125%      November, 2012         20
One Orlando Center, Orlando, FL (d)                    38,366       6.82%      November, 2027         28
120 West 45th Street, NY, NY (d)                       64,263       6.82%      November, 2027         28
                                                    ---------

Total / Weighted average                            $ 740,012       7.26%
                                                    =========

------------------------

(a)  Encompasses six Class A office properties.
(b) The Company has a 60% general partnership interest in this property and its proportionate share of the aggregate principal amount is approximately $32.3 million.
(c) The Company has a 51% membership interest in this property and its proportionate share of the aggregate principal amount is approximately $125.8 million.

     19. Subject to interest rate adjustment on November 1, 2004 to the greater of 8.82% per annum or the yield on noncallable U.S. Treasury obligations with a term of fifteen years plus 2% per annum.

      In addition, the Company has a 60% interest in an unconsolidated joint venture property. The Company's pro rata share of the mortgage debt at December 31, 2002 is approximately $7.5 million. This mortgage note payable bears interest at 8.85% per annum and matures on September 1, 2005.

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

           Scheduled principal repayments to be made during the next five years and thereafter, for mortgage notes payable outstanding at December 31, 2002, are as follows (in thousands):

                               Scheduled principal   Due at maturity    Total
                               -------------------   ---------------    -----

               2003 ........       $  12,300           $      --       $  12,300
               2004 ........          13,169               2,616          15,785
               2005 ........          14,167              18,553          32,720
               2006 ........          13,785             129,920         143,705
               2007 ........          11,305              60,539          71,844
               Thereafter ..         117,389             346,269         463,658
                                   ---------           ---------       ---------
                                   $ 182,115           $ 557,897       $ 740,012
                                   =========           =========       =========

3. UNSECURED CREDIT FACILITY

           The Company currently has a three year $500 million unsecured revolving credit facility (the "Credit Facility") from JPMorgan Chase Bank, as administrative agent, Wells Fargo Bank, National Association as syndication agent and Citicorp North America, Inc. and Wachovia Bank, National Association as co-documentation agents. The Credit Facility matures in December 2005, contains options for a one year extension subject to a fee of 25 basis points and, upon receiving additional lender commitments, increasing the maximum revolving credit amount to $750 million. In addition, borrowings under the Credit Facility are currently priced off LIBOR plus 90 basis points and the Credit Facility carries a facility fee of 20 basis points per annum. In the event of a change in the Operating Partnership's unsecured credit rating the interest rates and facility fee are subject to change. The outstanding borrowings under the Credit Facility were $267.0 million at December 31, 2002.

           The Credit Facility replaced the Company's $575 million unsecured credit facility (the "Prior Facility" and together with the Credit Facility, the "Credit Facility"). As a result, certain deferred loan costs incurred in connection with the Prior Facility were written off and are reflected as an extraordinary loss in the accompanying consolidated statements of operations.

           The Company utilizes the Credit Facility primarily to finance real estate investments, fund its real estate development activities and for working capital purposes. At December 31, 2002, the Company had availability under the Credit Facility to borrow approximately an additional $203.0 million subject to compliance with certain financial covenants.

           The Company capitalized interest incurred on borrowings to fund certain development projects in the amount of $8.3 million, $10.2 million and $11.5 million for the years ended December 31, 2002, 2001 and 2000, respectively.

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

4. SENIOR UNSECURED NOTES

           As of December 31, 2002, the Operating Partnership had outstanding approximately $499.3 million (net of issuance discounts) of senior unsecured notes (the "Senior Unsecured Notes"). The following table sets forth the Operating Partnership's Senior Unsecured Notes and other related disclosures by scheduled maturity date (dollars in thousands):

                         FACE       COUPON
   ISSUANCE            AMOUNT        RATE          TERM            MATURITY
----------------      --------      -------      --------       ---------------
March 26, 1999        $100,000       7.40%        5 years       March 15, 2004
June 17, 2002         $ 50,000       6.00%        5 years       June 15, 2007
August 27, 1997       $150,000       7.20%       10 years       August 28, 2007
March 26, 1999        $200,000       7.75%       10 years       March 15, 2009

           Interest on the Senior Unsecured Notes is payable semiannually with principal and unpaid interest due on the scheduled maturity dates. In addition, the Senior Unsecured Notes issued on March 26, 1999 and June 17, 2002 were issued at aggregate discounts of $738,000 and $267,500, respectively. Such discounts are being amortized over the term of the Senior Unsecured Notes to which they relate.

             On June 17, 2002, the Operating Partnership issued $50 million of 6.00% (6.125% effective rate) Senior Unsecured Notes. Net proceeds of approximately $49.4 million received from this issuance were used to repay outstanding borrowings under the Prior Facility.

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

5. LAND LEASES, AIR RIGHTS AND OPERATING LEASES

      The Company leases, pursuant to noncancellable operating leases, the land on which twelve of its buildings were constructed. The leases, which contain renewal options, expire between 2009 and 2084. The leases either contain provisions for scheduled increases in the minimum rent at specified intervals or for adjustments to rent based upon the fair market value of the underlying land or other indexes at specified intervals. Minimum ground rent is recognized on a straight-line basis over the terms of the leases. The excess of amounts recognized over amounts contractually due is approximately $3.3 million and $3.0 million at December 31, 2002 and 2001, respectively. These amounts are included in accrued expenses and other liabilities on the accompanying balance sheets.

      In addition, the Company, through the acquisition of certain properties, is subject to two air rights lease agreements. These lease agreements have terms expiring between 2048 and 2073, including renewal options.

      Reckson Management Group, Inc. is subject to operating leases for certain of its management offices and warehouse storage space. These operating leases expire between 2003 and 2009. (see Note 8).

      Future minimum lease commitments relating to the land leases, air rights lease agreements and operating leases during the next five years and thereafter are as follows (in thousands):

      Year ended December 31,     Land Leases     Air Rights    Operating Leases
      -----------------------     -----------     ----------    ----------------
      2003...................      $  2,707        $    369         $  1,368
      2004...................         2,811             379            1,313
      2005...................         2,814             379            1,359
      2006...................         2,795             379            1,407
      2007...................         2,735             379            1,455
      Thereafter.............        43,276           4,280              683
                                   --------        --------         --------
                                   $ 57,138        $  6,165         $  7,585
                                   ========        ========         ========

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

6. COMMERCIAL REAL ESTATE INVESTMENTS

      As of December 31, 2002, the Company owned and operated 75 office properties (inclusive of eleven office properties owned through joint ventures) comprising approximately 13.6 million square feet, 101 industrial properties comprising approximately 6.7 million square feet and two retail properties comprising approximately 20,000 square feet located in the Tri-State Area.

      The Company also owns approximately 338 acres of land in 14 separate parcels of which the Company can develop approximately 3.2 million square feet of office space and approximately 470,000 square feet of industrial / R&D space. Included in these development parcels is 52.7 acres of land located in Valhalla, NY which the Company acquired in April 2002 for approximately $23.8 million and which it can develop approximately 875,000 square feet of office space. The Company currently owns and operates three buildings encompassing approximately 700,000 square feet in the same office park in which this land parcel is located. This acquisition was financed in part from the sales proceeds of an office property being held by a qualified intermediary for the purposes of an exchange of real property pursuant to Section 1031 of the Code and from an advance under the Credit Facility. The Company is currently evaluating alternative land uses for certain of the land holdings to realize the highest economic value. These alternatives may include rezoning certain land parcels from commercial to residential for potential disposition. As of December 31, 2002, the Company had invested approximately $121.2 million in these development projects. Management has made subjective assessments as to the value and recoverability of these investments based on current and proposed development plans, market comparable land values and alternative use values. The Company has capitalized approximately $10.5 million for the year ended December 31, 2002 related to real estate taxes, interest and other carrying costs related to these development projects.

      During February 2003, the Company, through Reckson Construction Group Inc., entered into a contract with an affiliate of First Data Corp. to sell a 19.3-acre parcel of land located in Melville, New York and has been retained by the purchaser to develop a build-to-suit 195,000 square foot office building for aggregate consideration of approximately $47 million. This transaction is scheduled to close during the first quarter of 2003 and construction of the aforementioned office building is scheduled to commence shortly thereafter.

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

6. COMMERCIAL REAL ESTATE INVESTMENTS (continued)

      The Company holds a $17.0 million note receivable which bears interest at 11.5% per annum and is secured by a minority partnership interest in Omni Partners, L.P., owner of the Omni, a 579,000 square foot Class A office property located in Uniondale, N.Y. (the "Omni Note"). The Company currently owns a 60% majority partnership interest in Omni Partners, L.P. and on March 14, 2007 may exercise an option to acquire the remaining 40% interest for a price based on 90% of the fair market value of the property. The Company also holds three other notes receivable aggregating $36.5 million which bear interest at rates ranging from 10.5% to 12% per annum and are secured in part by a minority partner's preferred unit interest in the Operating Partnership, certain interest in real property and a personal guaranty (the "Other Notes" and collectively with the Omni Note, the "Note Receivable Investments"). As of December 31, 2002, management has made subjective assessments as to the underlying security value on the Company's Note Receivable Investments. Based on these assessments the Company's management believes there is no impairment to the carrying value related to the Company's Note Receivable Investments. The Company also owns a 355,000 square foot office building in Orlando, Florida. This non-core real estate holding was acquired in May 1999 in connection with the Company's initial New York City portfolio acquisition. This property is cross collateralized under a $103 million mortgage note payable along with one of the Company's New York City buildings.

      The Company also owns a 60% non-controlling interest in a 172,000 square foot office building located at 520 White Plains Road in White Plains, New York (the "520JV") which it manages. The remaining 40% interest is owned by JAH Realties L.P. Jon Halpern, the CEO and a director of HQ Global Workplaces, is a partner in JAH Realties, L.P. As of December 31, 2002, the 520JV had total assets of $21.0 million, a mortgage note payable of $12.5 million and other liabilities of $197,000. The Company's allocable share of the 520JV mortgage note payable is approximately $7.5 million. This mortgage note payable bears interest at 8.85% per annum and matures on September 1, 2005. In addition, the 520JV had total revenues of $4.2 million and $4.0 million and total expenses of $3.3 million and $3.3 million for the years ended December 31, 2002 and 2001, respectively. The operating agreement of the 520JV requires joint decisions from all members on all significant operating and capital decisions including sale of the property, refinancing of the property's mortgage debt, development and approval of leasing strategy and leasing of rentable space. As a result of the decision-making participation relative to the operations of the property, the Company accounts for the 520JV under the equity method of accounting. The 520JV contributed approximately $648,000 and $478,000 to the Company's equity in earnings of real estate joint ventures for the year ended December 31, 2002 and 2001, respectively.

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

6. COMMERCIAL REAL ESTATE INVESTMENTS (continued)

      On August 7, 2002, the Company sold an industrial property on Long Island aggregating approximately 32,000 square feet for approximately $1.8 million. This property was sold to the sole tenant of the property through an option contained in the tenant's lease. On August 8, 2002, the Company sold two Class A office properties located in Westchester County, NY aggregating approximately 157,000 square feet for approximately $18.5 million. Net proceeds from these sales were used to repay borrowings under the Credit Facility and for general corporate purposes. The Company recorded an aggregate net gain of approximately $4.9 million as a result of these sales. In addition, in accordance with Statement No. 144, the operating results of these properties and the resulting gain on sales of real estate have been reflected as discontinued operations for all periods presented on the accompanying statements of operations.

      During September 2000, the Company formed a joint venture (the "Tri-State JV") with Teachers Insurance and Annuity Association ("TIAA") and contributed nine Class A suburban office properties aggregating approximately 1.5 million square feet to the Tri-State JV for a 51% majority ownership interest. TIAA contributed approximately $136 million for a 49% interest in the Tri-State JV which was then distributed to the Company. As a result, the Company realized a gain of approximately $15.2 million. The Company is responsible for managing the day-to-day operations and business affairs of the Tri-State JV and has substantial rights in making decisions affecting the properties such as leasing, marketing and financing. The minority member has certain rights primarily intended to protect its investment. For purposes of its financial statements the Company consolidates the Tri-State JV.

      On December 21, 2001, the Company formed a joint venture with the New York State Teachers' Retirement System ("NYSTRS") (the "919JV") whereby NYSTRS acquired a 49% indirect interest in the property located at 919 Third Avenue, New York, NY for $220.5 million which included $122.1 million of its proportionate share of secured mortgage debt and approximately $98.4 million of cash which was then distributed to the Company. As a result, the Company realized a gain of approximately $18.9 million. The Company is responsible for managing the day-to-day operations and business affairs of the 919JV and has substantial rights in making decisions affecting the property such as developing a budget, leasing and marketing. The minority member has certain rights primarily intended to protect its investment. For purposes of its financial statements the Company consolidates the 919JV.

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

7. STOCKHOLDERS' EQUITY

           An OP Unit and a share of Class A common stock have essentially the same economic characteristics as they effectively share equally in the net income or loss and distributions of the Operating Partnership. Subject to certain holding periods, OP Units may either be redeemed for cash or, at the election of the Company, for shares of Class A common stock on a one-for-one basis.

           On December 31, 2002, the Company had issued and outstanding 9,915,313 shares of Class B Exchangeable Common Stock, par value $.01 per share (the "Class B common stock"). The dividend on the shares of Class B common stock is subject to adjustment annually based on a formula which measures increases or decreases in the Company's Funds From Operations, as defined, over a base year. The Class B common stock currently receives an annual dividend of $2.5884 per share.

           The shares of Class B common stock are exchangeable at any time, at the option of the holder, into an equal number of shares of Class A common stock, par value $.01 per share, of the Company subject to customary antidilution adjustments. The Company, at its option, may redeem any or all of the Class B common stock in exchange for an equal number of shares of the Company's Class A common stock at any time following November 23, 2003.

           The Board of Directors of the Company has authorized the purchase of up to five million shares of the Company's Class A common stock and / or its Class B common stock. It is anticipated that transactions conducted on the New York Stock Exchange will be effected in accordance with the safe harbor provisions of the Securities Exchange Act of 1934 and may be terminated by the Company at any time.

           As of December 31, 2002, under this buy-back program, the Company purchased 368,200 shares of Class B common stock at an average price of $22.90 per Class B share and 2,698,400 shares of Class A common stock at an average price of $21.60 per Class A share for an aggregate purchase price for both the Class A and Class B common stock of approximately $66.7 million. As a result of these purchases, annual common stock dividends will decrease by approximately $5.5 million. Previously, under the Company's prior stock buy-back program, the Company purchased and retired 1,410,804 shares of Class B common stock at an average price of $21.48 per Class B share and 61,704 shares of Class A common stock at an average price of $23.03 per Class A share for an aggregate purchase price for both the Class A and Class B common stock of approximately $31.7 million.

           The Board of Directors of the Company has formed a pricing committee to consider purchases of up to $75 million of the Company's outstanding preferred securities.

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

           On December 31, 2002, the Company had issued and outstanding 8,834,500 shares of 7.625% Series A Convertible Cumulative Preferred Stock (the "Series A preferred stock"). The Series A preferred stock is redeemable by the Company on or after April 13, 2003 at a price of approximately $25.95 per share with such price decreasing, at annual intervals, to $25.00 per share over a five year period. In addition, the Series A preferred stock, at the option of the holder, is convertible at anytime into the Company's Class A common stock at a price of $28.51 per share. On October 14, 2002, the Company purchased and retired 357,500 shares of the Series A Preferred stock at $22.29 per share for approximately $8.0 million. As a result of this purchase, annual preferred dividends will decrease by approximately $682,000.

           The Company currently has issued and outstanding two million shares of Series B Convertible Cumulative Preferred Stock (the "Series B preferred stock"). The Series B preferred stock is redeemable by the Company as follows:
(i) on or after March 2, 2002 to and including June 2, 2003, at an amount which provides an annual rate of return in respect to such share of 15%, (ii) on or after June 3, 2003 to and including June 2, 2004, $25.50 per share and (iii) on or after June 3, 2004 and thereafter, $25.00 per share. In addition, the Series B preferred stock, at the option of the holder, is convertible at anytime into the Company's Class A common stock at a price of $26.05 per share. The Series B preferred stock currently accumulates dividends at a rate of 8.85% per annum.

          During the year ended December 31, 2002, approximately 11,303 preferred units of limited partnership interest in the Operating Partnership, with a liquidation preference value of approximately $11.3 million, were exchanged for 451,934 OP Units at an average price of $24.66 per OP Unit. In addition, 666,468 OP Units were exchanged for an equal number of shares of the Company's Class A common stock.

          During the year ended December 31, 2001, approximately 11,553 preferred units of limited partnership interest in the Operating Partnership, with a liquidation preference value of approximately $11.6 million, were exchanged for 456,351 OP Units at an average price of $25.32 per OP Unit. In addition, 660,370 OP Units were exchanged for an equal number of shares of the Company's Class A common stock.

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

           In October 2000, the Company instituted a Shareholder Rights Plan (the "Rights Plan") designed to protect shareholders from various abusive takeover tactics, including attempts to acquire control of the Company at an inadequate price. Under the Rights Plan, each shareholder receives one Right to acquire one one-thousandth of a share of a series of junior participating preferred stock at an initial purchase price of $84.44 for each share of the Company's outstanding Class A common stock owned. The Rights will be exercisable only if a person or group acquires, or announces an intention to acquire, 15% or more of the Company's Class A common stock, or announces a tender offer which would result in beneficial ownership by a person or group of 15% or more of the Class A common stock. If any person acquires 15% or more of the outstanding shares of Class A common stock or if the Company is acquired in a merger after such an acquisition, all Rights holders except the acquiring person will be entitled to purchase the Company's Class A common stock at a discounted price. The Rights will expire at the close of business on October 13, 2010, unless earlier redeemed by the Company.

           During July 1998, the Company formed Metropolitan Partners, LLC ("Metropolitan") for the purpose of acquiring Class A office properties in New York City. In May 2001, a minority partner that owned an $85 million preferred equity investment in Metropolitan converted its preferred equity investment into 3,453,881 shares of the Company's Class A common stock based on a conversion price of $24.61 per share. As a result of the minority partner's conversion of their preferred equity investment, the Company owns 100% of Metropolitan.

           The Company has historically structured long term incentive programs ("LTIP") using restricted stock and stock loans. In July 2002, as a result of certain provisions of the Sarbanes Oxley legislation, the Company has discontinued the use of stock loans in its LTIP. In connection with LTIP grants made prior to the enactment of the Sarbanes Oxley legislation the Company made stock loans to certain executive and senior officers to purchase 1,372,393 shares of its Class A common stock at market prices ranging from $18.44 per share to $27.13 per share. The stock loans were set to bear interest at the mid-term Applicable Federal Rate and were secured by the shares purchased. Such stock loans including accrued interest vest and are ratably forgiven each year on the annual anniversary of the grant date based upon vesting periods ranging from four to ten years based on continued service and in part on attaining certain annual performance measures. These stock loans had an initial aggregate weighted average vesting period of approximately nine years. Approximately $4.5 million and $3.7 million of compensation expense was recorded for the years ended December 31, 2002 and 2001, respectively, related to these LTIP. Such amount has been included in marketing, general and administrative expenses on the accompanying consolidated statements of operations.

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

           During 2002, approximately $3.9 million of stock loans made in prior years in connection with the aforementioned LTIP matured. These stock loans were secured by 155,418 shares of Class A common stock which were issued at prices ranging from $22.50 per share to $27.13 per share. As a result of the Company discontinuing the use of stock loans as part of its LTIP, the stock loans were satisfied with restricted stock held by the Company which secured the stock loans. The aggregate market value of these shares on the maturity dates of the stock loans was approximately $3.4 million. The aggregate difference between the market value of these shares and the carrying value of the stock loans was recorded as a loss on the accompanying consolidated statements of operations. The 155,418 shares of Class A common stock were subsequently retired by the Company.

           The outstanding stock loan balances due from executive and senior officers aggregated approximately $17.0 million and $24.3 million at December 31, 2002 and 2001, respectively, and have been included as a reduction of additional paid in capital on the accompanying consolidated statements of stockholders' equity. The Company has other outstanding loans to executive and senior officers amounting to approximately $1.0 million at December 31, 2002 and 2001, related to life insurance contracts and approximately $1.0 million and $.9 million at December 31, 2002 and 2001, respectively, primarily related to tax payment advances on a stock compensation award made to a non-executive officer.

           In November 2002, the Company granted rights to 190,524 shares of its Class A common stock to certain executive officers. These shares vest ratably over a four-year period and will be issued in ratable installments on each anniversary date of the grant as compensation to the executive officer.

           Effective January 2003, the Company established a new LTIP for its executive and senior officers. The four year plan has a core component which provides for annual stock based compensation based upon continued service and in part based on attaining certain annual performance measures. The plan has a special long-term component which provides for compensation to be earned at the end of a four year period if the Company attains certain four year cumulative performance measures. Amounts earned under the special long-term component may be paid in cash or stock at the discretion of the Compensation Committee of the Board. Performance measures are based on total shareholder returns on a relative and absolute basis.

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

           The following table sets forth the Company's reconciliation of numerators and denominators of the basic and diluted earnings per weighted average common share and the computation of basic and diluted net income (loss) per weighted average share for the Company's Class A common stock as required by Statement No. 128 for the years ended December 31 (in thousands except for earnings per share data):


                                                                        2002            2001            2000
                                                                     ---------       ---------       ---------
Numerator:
    Income (loss) before dividends to preferred
      shareholders, discontinued operations, extraordinary
      loss and income allocated to Class B shareholders .......      $  59,815       $ (43,093)      $ 108,603
    Dividends to preferred shareholders .......................        (21,835)        (21,866)        (25,371)
    Discontinued operations (net of share applicable to limited
      partners and Class B common shareholders) ...............         14,421           7,319           3,073
    Extraordinary loss (net of share applicable to limited
      partners and Class B common shareholders) ...............         (1,779)         (1,971)         (1,032)
    (Income) loss allocated to Class B common
      shareholders ............................................         (9,018)         15,368         (22,284)
                                                                     ---------       ---------       ---------
Numerator for basic and diluted net income (loss) per
      share ...................................................      $  41,604       $ (44,243)      $  62,989
                                                                     =========       =========       =========

Denominator:
    Denominator for basic net income (loss) per share-
      weighted average Class A common shares ..................         49,669          48,121          43,070
    Effect of dilutive securities:
      Common stock equivalents ................................            299              --             475
                                                                     ---------       ---------       ---------

Denominator for diluted net income (loss) per Class A
      common  share-adjusted weighted average
      shares and assumed conversions ..........................         49,968          48,121          43,545
                                                                     =========       =========       =========

Basic net income (loss) per Class A common share:
      Basic net income (loss) .................................      $     .57       $   (1.32)      $    1.14
      Gain on sales of real estate ............................            .01             .29             .28
      Discontinued operations .................................            .29             .15             .07
      Extraordinary loss ......................................           (.03)           (.04)           (.03)
                                                                     ---------       ---------       ---------
      Basic net income (loss) per Class A common share ........      $     .84       $    (.92)      $    1.46
                                                                     =========       =========       =========

Diluted net income (loss) per Class A common share:
      Diluted net income (loss) ...............................      $     .57       $   (1.32)      $    1.12
      Gain on sales of real estate ............................            .01             .29             .28
      Discontinued operations .................................            .29             .15             .07
      Extraordinary loss ......................................           (.04)           (.04)           (.02)
                                                                     ---------       ---------       ---------
      Diluted net income (loss) per Class A common share ......      $     .83       $    (.92)      $    1.45
                                                                     =========       =========       =========

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

           The following table sets forth the Company's reconciliation of numerators and denominators of the basic and diluted earnings per weighted average common share and the computation of basic and diluted net income (loss) per weighted average share for the Company's Class B common stock as required by Statement No. 128 for the years ended December 31 (in thousands except for earnings per share data):


                                                                                     2002            2001            2000
                                                                                  ---------       ---------       ---------
Numerator:
    Income (loss) before dividends to preferred shareholders, discontinued
      operations, extraordinary loss and income allocated to Class A
      common shareholders ..................................................      $  59,815       $ (43,093)      $ 108,603
    Dividends to preferred shareholders ....................................        (21,835)        (21,866)        (25,371)
    Discontinued operations (net of share applicable to limited partners and
      Class A common shareholders) .........................................          4,465           2,367           1,121
    Extraordinary loss (net of share applicable to limited partners and
      Class A common shareholders) .........................................           (556)           (624)           (364)
    (Income) loss allocated to Class A common shareholders .................        (28,960)         49,592         (60,948)
                                                                                  ---------       ---------       ---------
Numerator for basic net income (loss) per share ............................         12,929         (13,624)         23,041
Add back:
    Net income allocated to Class A common shareholders ....................         41,604              --          62,989
    Limited partners' minority interest in the operating partnership .......          6,238              --          11,574
                                                                                  ---------       ---------       ---------
Numerator for diluted net income (loss) per share ..........................      $  60,771       $ (13,624)      $  97,604
                                                                                  =========       =========       =========

Denominator:
    Denominator for basic net income (loss) per share-weighted average
      Class B common shares ................................................         10,122          10,284          10,284
    Effect of dilutive securities:
      Weighted average Class A common shares outstanding ...................         49,669              --          43,070
      Weighted average OP Units outstanding ................................          7,389              --           7,696
      Common stock equivalents .............................................            299              --             475
                                                                                  ---------       ---------       ---------

Denominator for diluted net income (loss) per Class B common share-
      adjusted weighted average shares and assumed conversions .............         67,479          10,284          61,525
                                                                                  =========       =========       =========

Basic net income (loss) per Class B common share:
    Basic net income (loss).................................................      $     .88       $   (1.91)      $    1.74
    Gain on sales of real estate............................................            .01             .42             .43
    Discontinued operations.................................................            .44             .23             .11
    Extraordinary loss......................................................           (.05)           (.06)           (.04)
                                                                                  ---------       ---------       ---------
    Basic net income (loss) per Class B common share........................      $    1.28       $   (1.32)      $    2.24
                                                                                  =========       =========       =========

Diluted net income (loss) per Class B common share:
    Diluted net income (loss)...............................................      $     .87       $   (1.91)      $    1.53
    Gain on sales of real estate............................................             --             .42             .07
    Discontinued operations.................................................            .07             .23             .02
    Extraordinary loss......................................................           (.04)           (.06)           (.03)
                                                                                  ---------       ---------       ---------
    Diluted net income (loss) per Class B common share......................      $     .90       $   (1.32)      $    1.59
                                                                                  =========       =========       =========

           The Company's computation for purposes of calculating the diluted weighted average Class B common shares outstanding is based on the assumption that the Class B common stock is converted to the Company's Class A common stock.

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

Employee Stock Option Plans and Related Disclosures

           The Company has five outstanding stock option plans (the "Plans") for the purpose of attracting and retaining executive officers, directors and other key employees.

           The following table sets forth the authorized shares of Class A common stock which have been reserved for issuance under the Plans, the options granted under the Plans and their corresponding exercise price range per share as of December 31, 2002:


                                                                              Exercise price range
                                        Class A Common    Options granted     --------------------
                                        shares reserved       (1) (2)         from (1)     to (1)
                                        ---------------   ---------------     --------     ------
Amended and Restated 1995
    Stock Option Plan                      1,500,000         1,545,038         $ 12.04     $ 25.56
1996 Employee Stock Option Plan              400,000           269,600         $ 19.67     $ 26.13
Amended and Restated 1997
    Stock Option Plan                      3,000,000         2,525,965         $ 22.67     $ 27.04
1998 Stock Option Plan                     3,000,000         2,280,501         $ 17.75     $ 25.67
2002 Stock Option Plan                     1,500,000                --              --          --
                                           ---------         ---------
       Total.....................          9,400,000         6,621,104
                                           =========         =========

--------------------------------------------------------------------------------

(1)  Exercise prices have been split adjusted, where applicable.
(2) Inclusive of options subsequently forfeited by grantees and exclusive of share grants.

     Options granted to employees generally vest in three equal installments on the first, second and third anniversaries of the date of the grant.

     The independent directors of the Company have been granted options to purchase 116,000 shares of Class A common stock pursuant to the Amended and Restated 1995 Stock Option Plan at exercise prices ranging from $12.04 to $25.56 per share and options to purchase 43,000 shares of Class A common stock pursuant to the Amended and Restated 1997 Stock Option Plan at exercise prices ranging from $24.70 to $25.23 per share. The options granted to the independent directors were exercisable on the date of the grant.

     Two former independent directors of the Company were previously granted options to purchase 62,500 shares of Class A common stock pursuant to the Amended and Restated 1995 Stock Option Plan. During 2002, these former independent directors exercised 26,000 options resulting in proceeds to the Company of approximately $422,000.

     During 2002 and 2001, employees exercised 389,283 and 182,596 options, respectively resulting in proceeds to the Company of approximately $5.9 million and $2.8 million, respectively.

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

      Prior to 2002, the Company applied APB No. 25 and related interpretations in accounting for its Plans and reported only pro forma information regarding net income and earnings per share determined as if the Company had accounted for its Plans under the fair value method as required by Statement No. 123 in the footnotes to its financial statements.

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's Plans have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

      The following table summarizes the Company's stock option activity and related information:

                                                               Weighted-average
                                                 Options        exercise price
                                                ---------      ----------------
      Outstanding - January 1, 2000........     5,173,921           $ 22.17
      Granted .............................       737,750           $ 22.86
      Exercised............................      (280,087)          $ 13.00
      Forfeited ...........................      (145,000)          $ 22.50
                                                ---------

      Outstanding - December 31, 2000......     5,486,584           $ 22.70

      Granted .............................       177,500           $ 22.61
      Exercised............................      (182,596)          $ 15.41
      Forfeited ...........................      (118,133)          $ 22.84
                                                ---------

      Outstanding - December 31, 2001......     5,363,355           $ 23.16

      Granted .............................        47,500           $ 24.87
      Exercised............................      (415,283)          $ 15.20
      Forfeited ...........................       (82,002)          $ 23.95
                                                ---------

      Outstanding - December 31, 2002......     4,913,570           $ 24.17
                                                =========

      The following table sets forth the weighted average fair value of options granted for the years ended December 31, and the weighted average per share exercise price and vested options exercisable at December 31:


                                                        2002          2001         2000
                                                     ----------   -----------   ----------
Weighted average fair value of options granted....   $     1.43   $      1.94   $     2.15

Weighted average per share exercise price.........   $    22.85   $     22.70   $    22.17

Vested options exercisable........................    4,575,181     4,498,828    5,137,588

      Exercise prices for options outstanding, under all Plans, as of December 31, 2002 ranged from $12.04 per share to $27.04 per share. The weighted-average remaining contractual life of those options is approximately 5.81 years.

PAGE>



                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

8. RELATED PARTY TRANSACTIONS

         In connection with the IPO, the Company was granted ten year options to acquire ten properties (the "Option Properties") which are either owned by certain Rechler family members who are also executive officers of the Company, or in which the Rechler family members own a non-controlling minority interest at a price based upon an agreed upon formula. In years prior to 2001, one Option Property was sold by the Rechler family members to a third party and four of the Option Properties were acquired by the Company for an aggregate purchase price of approximately $35 million, which included the issuance of approximately 475,000 OP Units valued at approximately $8.8 million. Currently, certain Rechler family members retain their equity interests in the five remaining Option Properties (the "Remaining Option Properties") which were not contributed to the Company as part of the IPO. Such options provide the Company the right to acquire fee interest in two of the Remaining Option Properties and the Rechler's minority interests in three Remaining Option Properties. The Independent Directors are currently reviewing whether the Company should exercise one or more of the options relating to the Remaining Option Properties.

         The Company conducts its management, leasing and construction related services through taxable REIT subsidiaries as defined by the Code. These services are currently provided by the Service Companies in which, as of September 30, 2002, the Operating Partnership owned a 97% non-controlling interest. An entity which is substantially owned by certain Rechler family members who are also executive officers of the Company owned a 3% controlling interest in the Service Companies. In order to minimize the potential for corporate conflicts of interests which became possible as a result of changes to the Code that permit REITs to own 100% of taxable REIT subsidiaries, the Independent Directors of the Company approved the purchase by the Operating Partnership of the remaining 3% interest in the Service Companies. On October 1, 2002, the Operating Partnership acquired such 3% interests in the Service Companies for an aggregate purchase price of approximately $122,000. Such amount was less than the total amount of capital contributed to the Service Companies by the Rechler family members. As a result of the acquisition of the remaining interests in the Service Companies, the Operating Partnership commenced consolidating the operations of the Service Companies. During 2002, Reckson Construction Group, Inc. billed approximately $144,000 of market rate services and Reckson Management Group, Inc. billed approximately $313,000 of market rate management fees to the Remaining Option Properties. In addition, for the year ended December 31, 2002, Reckson Construction Group, Inc. performed market rate services, aggregating approximately $322,000 for a property in which certain executive officers maintain an equity interest.

         Reckson Management Group, Inc. leases 43,713 square feet of office and storage space at a Remaining Option Property for its corporate offices located in Melville, New York at an annual base rent of approximately $1.2 million. Reckson Management Group, Inc. also leases 10,722 square feet of warehouse space used for equipment, materials and inventory storage at a Remaining Option Property located in Deer Park, New York at an annual base rent of approximately $75,000.

         A company affiliated with an Independent Director of the Company leases 15,566 square feet in a property owned by the Company at an annual base rent of approximately $431,500. Reckson Strategic Venture Partners, LLC ("RSVP") leases 5,144 square feet in one of the Company's joint venture properties at an annual base rent of approximately $176,000.

AGE>



                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

8. RELATED PARTY TRANSACTIONS (continued)

      During 1997, the Company formed FrontLine Capital Group, formerly Reckson Service Industries, Inc. ("FrontLine") and RSVP. RSVP is a real estate venture capital fund which invests primarily in real estate and real estate operating companies outside the Company's core office and industrial focus and whose common equity is held indirectly by FrontLine. In connection with the formation and spin-off of FrontLine, the Operating Partnership established an unsecured credit facility with FrontLine (the "FrontLine Facility") in the amount of $100 million for FrontLine to use in its investment activities, operations and other general corporate purposes. The Company advanced approximately $93.4 million under the FrontLine Facility. The Operating Partnership also approved the funding of investments of up to $100 million relating to RSVP (the "RSVP Commitment"), through RSVP-controlled joint ventures (for REIT-qualified investments) or advances made to FrontLine under an unsecured loan facility (the "RSVP Facility") having terms similar to the FrontLine Facility (advances made under the RSVP Facility and the FrontLine Facility hereafter, the "FrontLine Loans"). During March 2001, the Company increased the RSVP Commitment to $110 million and as of December 31, 2002, approximately $109.1 million had been funded through the RSVP Commitment, of which $59.8 million represents investments by the Company in RSVP-controlled (REIT-qualified) joint ventures and $49.3 million represents loans made to FrontLine under the RSVP Facility. As of December 31, 2002, interest accrued (net of reserves) under the FrontLine Facility and the RSVP Facility was approximately $19.6 million. RSVP retained the services of two managing directors to manage RSVP's day to day operations. Prior to the spin off of Frontline, the Company guaranteed certain salary provisions of their employment agreements with RSVP Holdings, LLC, RSVP's common member. The term of these employment agreements is seven years commencing March 5, 1998, provided however, that the term may be earlier terminated after five years upon certain circumstances. The salary for each managing director is $1 million in the first five years and $1.6 million in years six and seven.

      At June 30, 2001, the Company assessed the recoverability of the FrontLine Loans and reserved approximately $3.5 million of the interest accrued during the three-month period then ended. In addition, the Company formed a committee of its Board of Directors, comprised solely of independent directors, to consider any actions to be taken by the Company in connection with the FrontLine Loans and its investments in joint ventures with RSVP. During the third quarter of 2001, the Company noted a significant deterioration in FrontLine's operations and financial condition and, based on its assessment of value and recoverability and considering the findings and recommendations of the committee and its financial advisor, the Company recorded a $163 million valuation reserve charge, inclusive of anticipated costs, in its consolidated statements of operations relating to its investments in the FrontLine Loans and joint ventures with RSVP. The Company has discontinued the accrual of interest income with respect to the FrontLine Loans. The Company has also reserved against its share of GAAP equity in earnings from the RSVP controlled joint ventures funded through the RSVP Commitment until such income is realized through cash distributions. If the RSVP-controlled joint ventures reported losses, the Company would record its proportionate share of such losses.

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

8. RELATED PARTY TRANSACTIONS (continued)

      At December 31, 2001, the Company, pursuant to Section 166 of the Code, charged off for tax purposes $70 million of the aforementioned reserve directly related to the FrontLine Facility, including accrued interest. On February 14, 2002, the Company charged off for tax purposes an additional $38 million of the reserve directly related to the FrontLine Facility, including accrued interest, and $47 million of the reserve directly related to the RSVP Facility, including accrued interest.

      FrontLine is in default under the FrontLine Loans from the Operating Partnership and on June 12, 2002, filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code.

      As a result of the foregoing, the net carrying value of the Company's investments in the FrontLine Loans and joint venture investments with RSVP, inclusive of the Company's share of previously accrued GAAP equity in earnings on those investments, is approximately $65 million which was reassessed with no change by management as of December 31, 2002. Such amount has been reflected in investments in service companies and affiliate loans and joint ventures on the Company's consolidated balance sheet. The common and preferred members of RSVP are currently in dispute over certain provisions of the RSVP operating agreement. The members are currently negotiating to restructure the RSVP operating agreement to settle the dispute. There can be no assurances that the members will successfully negotiate a settlement.

      Both the FrontLine Facility and the RSVP Facility terminate on June 15, 2003, are unsecured and advances thereunder are recourse obligations of FrontLine. Notwithstanding the valuation reserve, under the terms of the credit facilities, interest accrued on the FrontLine Loans at a rate equal to the greater of (a) the prime rate plus two percent and (b) 12% per annum, with the rate on amounts that were outstanding for more than one year increasing annually at a rate of four percent of the prior year's rate. In March 2001, the credit facilities were amended to provide that (i) interest is payable only at maturity and (ii) the Company may transfer all or any portion of its rights or obligations under the credit facilities to its affiliates. The Company requested these changes as a result of changes in REIT tax laws. As a result of FrontLine's default under the FrontLine Loans, interest on borrowings thereunder accrue at default rates ranging between 13% and 14.5% per annum.

      Scott H. Rechler, who serves as Co-Chief Executive Officer and a director of the Company, serves as CEO and Chairman of the Board of Directors of FrontLine.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

      In accordance with FASB Statement No. 107, "Disclosures About Fair Value of Financial Instruments", management has made the following disclosures of estimated fair value at December 31, 2002 as required by FASB Statement No. 107.

      Cash equivalents, accounts receivable, accounts payable and accrued expenses and variable rate debt are carried at amounts which reasonably approximate their fair values.

      The fair value of the Company's long-term debt, mortgage notes and notes receivable is estimated based on discounting future cash flows at interest rates that management believes reflects the risks associated with long-term debt, mortgage notes, accounts payable and accrued expenses and accounts and notes receivable of similar risk and duration. At December 31, 2002, the estimated aggregate fair value of the Company's notes and mortgage notes receivable exceeded their carrying value by approximately $1.2 million and the aggregate fair value of the Company's long term debt exceeded its carrying value by approximately $20.3 million.

      Considerable judgment is necessary to interpret market data and develop estimated fair value. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

10. RENTAL INCOME

      The Company's office and industrial / R&D properties are being leased to tenants under operating leases. The minimum rental amount due under certain leases are generally either subject to scheduled fixed increases or indexed escalations. In addition, the leases generally also require that the tenants reimburse the Company for increases in certain operating costs and real estate taxes above base year costs.

      Expected future minimum rents to be received over the next five years and thereafter from leases in effect at December 31, 2002 are as follows (in thousands):

             2003........................     $  409,143
             2004........................        395,029
             2005........................        355,969
             2006........................        309,136
             2007........................        267,376
             Thereafter..................      1,291,328
                                              ----------
                                              $3,027,981
                                              ==========

      Minimum rental income is recognized on a straight-line basis over the term of the lease. The excess of rents recognized over amounts contractually due are included in deferred rents receivable on the accompanying balances sheets. Contractually due but unpaid rents are included in tenant receivables on the accompanying balance sheets.

      During the year ended December 31, 2002, the Company incurred approximately $6.3 million of bad debt expense related to tenant receivables and deferred rents receivable which accordingly reduced total operating revenues on the accompanying statements of operations.

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

11. SEGMENT DISCLOSURE

      The Company owns all of the interests in its real estate properties directly or indirectly through the Operating Partnership. The Company's portfolio consists of Class A office properties located within the New York City metropolitan area and Class A suburban office and industrial / R&D properties located and operated within the Tri-State Area (the "Core Portfolio"). The Company's portfolio also includes one office property located in Orlando, Florida. The Company has Managing Directors who report directly to the Co-Presidents and Chief Financial Officer who have been identified as the Chief Operating Decision Makers due to their final authority over resource allocation, decisions and performance assessment.

      The Company does not consider (i) interest incurred on its Credit Facility and Senior Unsecured Notes, (ii) the operating performance of the office property located in Orlando, Florida, (iii) the operating performance of those properties reflected as discontinued operations on the Company's consolidated statements of operations and (iv) the operating results of the Service Companies as part of its Core Portfolio's property operating performance for purposes of its component disclosure set forth below.

      The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

      The following tables set forth the components of the Company's revenues and expenses and other related disclosures, as required by FASB Statement No. 131 "Disclosures About Segments of an Enterprise and Related Information", for the years ended December 31 (in thousands):


                                                                                            2002
                                                                  ------------------------------------------------------
                                                                  Core Portfolio         Other       CONSOLIDATED TOTALS
                                                                  --------------     -----------     -------------------
REVENUES:
Base rents, tenant escalations and reimbursements .............     $   442,485      $     8,264        $   450,749
Other income ..................................................             380            6,940              7,320
                                                                    -----------      -----------        -----------
    Total Revenues ............................................         442,865           15,204            458,069
                                                                    -----------      -----------        -----------
EXPENSES:

Property expenses .............................................         158,713            4,318            163,031
Marketing, general and administrative .........................          16,322           12,892             29,214
Interest ......................................................          44,028           36,678             80,706
Depreciation and amortization .................................          94,167            8,277            102,444
                                                                    -----------      -----------        -----------
    Total Expenses ............................................         313,230           62,165            375,395
                                                                    -----------      -----------        -----------
Income (loss) from continuing operations before minority
    interests, preferred dividends and distributions,
    valuation reserves, equity in earnings of real estate joint ventures and service companies, gain on sales of real
    estate, discontinued operations and extraordinary loss ....     $   129,635      $   (46,961)       $    82,674
                                                                    ===========      ===========        ===========

Total assets...................................................     $ 2,488,863      $   419,057        $ 2,907,920
                                                                    ===========      ===========        ===========


                                                                                            2001
                                                                  ------------------------------------------------------

                                                                  Core Portfolio       Other         CONSOLIDATED TOTALS
                                                                  --------------     -----------     -------------------
REVENUES:
Base rents, tenant escalations and reimbursements .............     $   438,307      $     9,256        $   447,563
Other income...................................................           4,133           16,123             20,256
                                                                    -----------      -----------        -----------
    Total Revenues.............................................         442,440           25,379            467,819
                                                                    -----------      -----------        -----------
EXPENSES:
Property expenses..............................................         153,043            2,934            155,977
Marketing, general and administrative..........................          18,155           10,087             28,242
Interest.......................................................          38,047           41,694             79,741
Depreciation and amortization..................................          84,550            7,628             92,178
                                                                    -----------      -----------        -----------
    Total Expenses.............................................         293,795           62,343            356,138
                                                                    -----------      -----------        -----------
Income (loss) from continuing operations before minority
    interests, preferred dividends and distributions,
    valuation reserves, equity in earnings of real estate joint ventures and service companies, gain on sales of real
    estate, discontinued operations and extraordinary loss.....     $   148,645      $   (36,964)       $   111,681
                                                                    ===========      ===========        ===========

Total assets...................................................     $ 2,569,774      $   424,444        $ 2,994,218
                                                                    ===========      ===========        ===========

PAGE>



                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)


                                                                                            2000
                                                                  ------------------------------------------------------
                                                                  Core Portfolio       Other          CONSOLIDATED TOTALS
                                                                  --------------     -----------      -------------------
REVENUES:

Base rents, tenant escalations and reimbursements .............     $   398,562      $     9,751              $   408,313
Other income...................................................             473           33,597                   34,070
                                                                    -----------      -----------              -----------
    Total Revenues.............................................         399,035           43,348                  442,383
                                                                    -----------      -----------              -----------
EXPENSES:

Property expenses..............................................         144,011            2,526                  146,537
Marketing, general and administrative..........................          18,317            6,765                   25,082
Interest.......................................................          22,317           55,872                   78,189
Depreciation and amortization..................................          75,778            8,146                   83,924
                                                                    -----------      -----------              -----------
    Total Expenses.............................................         260,423           73,309                  333,732
                                                                    -----------      -----------              -----------
Income (loss) from continuing operations before minority
    interests, preferred dividends and distributions, equity in earnings of real estate joint ventures and service
    companies, gain on sales of real estate, discontinued
    operations and extraordinary loss..........................     $   138,612      $   (29,961)             $   108,651
                                                                    ===========      ===========              ===========

Total assets...................................................     $ 2,407,363      $   590,667              $ 2,998,030
                                                                    ===========      ===========              ===========

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

12. NON-CASH INVESTING AND FINANCING ACTIVITIES

      Additional supplemental disclosures of non-cash investing and financing activities are as follows:

      During the year ended December 31, 2002, approximately 11,303 preferred units of limited partnership interest in the Operating Partnership, with a liquidation preference value of approximately $11.3 million, were exchanged for 451,934 OP Units at an average price of $24.66 per OP Unit. In addition, 666,468 OP Units were exchanged for an equal number of shares of the Company's Class A common stock.

      During the year ended December 31, 2001, approximately 11,553 preferred units of limited partnership interest in the Operating Partnership, with a liquidation preference value of approximately $11.6 million, were exchanged for 456,351 OP Units at an average price of $25.32 per OP Unit. In addition, 660,370 OP Units were exchanged for an equal number of shares of the Company's Class A common stock.

13. COMMITMENTS AND CONTINGENCIES

      The Company has entered into amended and restated employment and noncompetition agreements with its chairman and six executive officers. The agreements are for five years and expire on August 15, 2005.

      The Company had outstanding undrawn letters of credit against its Credit Facility of approximately $1.0 million and $37.4 million at December 31, 2002 and 2001, respectively.

      The Company sponsors a defined contribution savings plan pursuant to
Section 401(k) of the Code. Under such plan, there are no prior service costs. Employees are generally eligible to participate in the plan after six months of service. Employer contributions are based on a discretionary amount determined by the Company's management. As of December 31, 2002, the Company has not made any contributions to the plan.

PAGE>



                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

13. COMMITMENTS AND CONTINGENCIES (continued)

      HQ Global Workplaces, Inc. ("HQ"), one of the largest providers of flexible officing solutions in the world and which is controlled by FrontLine, currently operates nine (formerly eleven) executive office centers in the Company's properties, three of which are held through joint ventures. The leases under which these office centers operate expire between 2008 and 2011, encompass approximately 202,000 square feet and have current contractual annual base rents of approximately $6.1 million. On March 13, 2002, as a result of experiencing financial difficulties, HQ voluntarily filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code. Subsequent to HQ filing for bankruptcy protection it defaulted under their leases with the Company. Further, effective March 13, 2002, the Bankruptcy Court granted HQ's petition to reject two of its leases with the Company. The two rejected leases aggregated approximately 23,900 square feet and provided for contractual base rents of approximately $548,000 for the 2002 calendar year. Commencing April 1, 2002 and pursuant to the bankruptcy filing, HQ has been paying current rental charges under its leases with the Company, other than under the two rejected leases. The Company is in negotiation to restructure four of the leases and leave the terms of the remaining five leases unchanged. All negotiations with HQ are conducted through a committee designated by the Board and chaired by an independent director. There can be no assurance as to whether any deal will be consummated with HQ or if HQ will affirm or reject any or all of its remaining leases with the Company. As a result of the foregoing, the Company has reserved approximately $550,000 (net of minority partners' interests and including the Company's share of unconsolidated joint venture interest), or 74%, of the amounts due from HQ as of December 31, 2002. Scott H. Rechler serves as the non-Executive Chairman of the Board and Jon Halpern is the Chief Executive Officer and a director of HQ.

      WorldCom/MCI and its affiliates ("WorldCom"), a telecommunications company, which leased, as of December 31, 2002, approximately 527,000 square feet in thirteen of the Company's properties located throughout the Tri-State Area voluntarily filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code on July 21, 2002. The total annualized base rental revenue from these leases amounted to approximately $12.0 million, or 2.9% of the Company's total 2002 annualized rental revenue, making it the Company's second largest tenant based on base rental revenue earned on a consolidated basis. All of WorldCom's leases were current on base rental charges through December 31, 2002 and the Company currently holds approximately $300,000 in security deposits relating to these leases. In February 2003, the Bankruptcy Court granted WorldCom's petition to reject three of its leases with the Company. The three rejected leases aggregated approximately 192,000 square feet and provided for contractual base rents of approximately $4.8 million for the 2002 calendar year. The Company is currently in negotiations to restructure the remaining WorldCom leases. There can be no assurance as to whether WorldCom will affirm or reject any or all of its remaining leases with the Company. As a result of the foregoing, the Company has written off approximately $1.1 million of deferred rent receivable. In addition, the Company reserved an additional $475,000 against the deferred rents receivable representing approximately 46% of the outstanding deferred rents receivable attributable to the remaining WorldCom leases.

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

13. COMMITMENTS AND CONTINGENCIES (continued)

      MetroMedia Fiber Network Services, Inc. ("MetroMedia"), which leased approximately 112,000 square feet in one property from the Company, voluntarily filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code in May 2002. MetroMedia's lease with the Company provided for contractual base rent of approximately $25 per square foot amounting to $2.8 million per calendar year and expired in May 2010. In July 2002, the Bankruptcy Court granted MetroMedia's petition to restructure and reduce space under its existing lease. As a result, the lease was amended to reduce MetroMedia's space by 80,357 square feet to 31,718 square feet. Annual base rent on the 31,718 square feet MetroMedia will continue to lease is $25 per square foot amounting to approximately $793,000 per annum. Further, pursuant to the Bankruptcy Court order MetroMedia is required to pay to the Company a surrender fee of approximately $1.8 million. As a result of the foregoing the Company wrote-off approximately $388,000 of deferred rent receivable relating to this lease and recognized the aforementioned surrender fee.

      Arthur Andersen, LLP ("AA") leased approximately 38,000 square feet in one of the Company's New York City buildings. AA's lease with the Company provided for base rent of approximately $2 million on an annualized basis and expired in April 2004. AA has experienced significant financial difficulties with its business and as a result has entered into a lease termination agreement with the Company effective November 30, 2002. In October 2002, AA paid the Company for all base rental and other charges through November 30, 2002 and a lease termination fee of approximately $144,000. As a result of the foregoing, the Company has written off approximately $130,000 of deferred rent receivable attributable to AA's lease.

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

14. INCOME TAXES

      The following table sets forth the Company's reconciliation of GAAP net income to taxable income for the years ended December 31 (in thousands and unaudited):


                                                         2002 (estimated)      2001           2000
                                                         ----------------   ---------       ---------
GAAP net income (loss) ...............................      $  76,368       $ (36,001)      $ 111,401
Minority interests and distributions to preferred unit
      holders ........................................         26,256          12,208          23,335
Extraordinary loss on extinguishment of debts (net of
      limited partners' minority interest) ...........          2,335           2,595           1,396
  Add: GAAP depreciation and amortization ............        112,341         102,108          91,809
  Less: Tax depreciation and amortization ............        (61,380)        (73,330)        (57,293)
GAAP / tax difference on gains / losses from capital
      transactions ...................................          5,024          (5,828)         (8,255)

Straight-line rental income
      adjustment .....................................        (26,567)        (41,489)        (38,785)
GAAP / tax difference on reserve charge-off ..........        (85,000)         97,056              --
Other GAAP / tax differences, net ....................        (18,418)          8,463           7,278
                                                            ---------       ---------       ---------
Taxable income before minority interests .............         30,959          65,782         130,886
Minority interests ...................................        (20,810)        (20,451)        (31,083)
                                                            ---------       ---------       ---------
Taxable income to REIT ...............................      $  10,149       $  45,331       $  99,803
                                                            =========       =========       =========

      The following table sets forth the Company's reconciliation of cash distributions to the dividends paid deduction for the years ended December 31 (in thousands):


                                                         2002 (estimated)     2001            2000
                                                         ----------------   ---------       ---------
Total cash distributions..............................      $ 134,976       $ 124,942       $ 114,074
     Less: Cash distributions on restricted shares             (1,476)         (1,560)         (1,059)
Return of capital.....................................       (123,450)        (74,691)             --
                                                            ---------       ---------       ---------
Cash dividends paid...................................         10,050          48,691         113,015
  Less: dividends designated to prior year............             --              --          (8,688)
  Add:  dividends designated from following year......             --              --              --
                                                            ---------       ---------       ---------
Dividends paid deduction..............................      $  10,050       $  48,691       $ 104,327
                                                            =========       =========       =========

      The following tables set forth the characterization of the Company's taxable distributions per share on its Class A common and Class B common stock for the years ended December 31:


Class A common stock                 2002 (estimated)           2001                 2000
                                     ----------------      ---------------      ---------------
Ordinary income .................     $   --      --       $ .349    21.5%      $1.364    90.0%
Return of capital ...............      1.698   100.0%       1.192    73.5%          --      --
Long-term rate capital gains ....         --      --         .019     1.2%       0.086     5.7%
Unrecaptured Section 1250 gain ..         --      --         .061     3.8%       0.065     4.3%
                                      ------   -----       ------   -----       ------   -----
Totals ..........................     $1.698   100.0%      $1.621   100.0%      $1.515   100.0%
                                      ======   =====       ======   =====       ======   =====


Class B common stock                 2002 (estimated)           2001                 2000
                                     ----------------      ---------------      ---------------

Ordinary income..................    $    --      --      $  .537    21.5%     $ 2.090    90.0%
Return of capital................      2.593   100.0%       1.838    73.5%          --      --
Long-term rate capital gains.....         --      --         .029     1.2%       0.131     5.7%
Unrecaptured Section 1250 gain...         --      --         .094     3.8%       0.099     4.3%
                                     -------   -----      -------   -----      -------   -----
Totals...........................    $ 2.593   100.0%     $ 2.498   100.0%     $ 2.320   100.0%
                                     =======   =====      =======   =====      =======   =====

PAGE>



                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

15. QUARTERLY FINANCIAL DATA (Unaudited)

      As a result of Statement No. 144, we are providing updated summary selected quarterly financial information, which is included below reflecting the prior period reclassification as discontinued operations of the properties classified as held for sale during 2002.

      The following summary represents the Company's results of operations for each fiscal quarter during 2002 and 2001 (in thousands, except share amounts):


                                                                                          2002
                                                     ------------------------------------------------------------------------------
                                                       First Quarter       Second Quarter       Third Quarter       Fourth Quarter
                                                     -----------------  -------------------  -------------------  -----------------
Total revenues from continuing operations............    $    112,234        $     112,556        $     116,863       $    116,416
                                                     =================  ===================  ===================  =================
Income before preferred dividends and
  distributions, minority interests,  equity in
  earnings of real estate joint ventures and service
  companies, gain on sales of real estate,
  discontinued operations and extraordinary loss.....    $     24,210        $      21,403       $       19,000      $      18,061
Preferred dividends and distributions................          (5,948)              (5,767)              (5,760)            (5,648)
Minority interests...................................          (6,628)              (5,988)              (5,292)            (5,313)
Equity in earnings of real  estate  joint  ventures
  and service companies..............................             335                  159                  104                515
Gain on sales of real estate.........................             537                   --                   --                 --
Discontinued operations (net of limited partners'
  minority interest).................................           3,476                3,998                8,082              3,332
Extraordinary loss (net of limited partners'
minority interest)...................................              --                   --                   --             (2,335)
                                                     -----------------  -------------------  -------------------  -----------------

Net income allocable to common shareholders..........    $     15,982        $      13,805       $       16,134      $       8,612
                                                     =================  ===================  ===================  =================
Net income allocable to:
    Class A common shareholders......................
                                                         $     12,159        $      10,548       $       12,334       $      6,563
    Class B common shareholders......................           3,823                3,257                3,800              2,049
                                                     -----------------  -------------------  -------------------  -----------------

Total................................................    $     15,982        $      13,805       $       16,134       $      8,612
                                                     =================  ===================  ===================  =================

Basic net income per weighted average common share:

    Class A common...................................    $        .18        $         .15       $          .13        $       .13
    Gain on sales of real estate.....................             .01                   --                   --                 --
    Discontinued operations..........................             .05                  .06                  .12                .05
    Extraordinary loss...............................              --                   --                   --               (.04)
                                                     -----------------  -------------------  -------------------  -----------------
    Basic net income per weighted average Class A
      common.........................................    $        .24        $         .21       $          .25        $       .14
                                                     =================  ===================  ===================  =================

    Class B common...................................    $        .28        $         .23       $          .19        $       .19
    Gain on sales of real estate.....................             .01                   --                   --                 --
    Discontinued operations..........................             .08                  .09                  .19                .08
    Extraordinary loss...............................              --                   --                   --               (.06)
                                                     -----------------  -------------------  -------------------  -----------------
    Basic net income per  weighted  average  Class B
      common.........................................    $        .37        $         .32       $          .38        $       .21
                                                     =================  ===================  ===================  =================
Basic weighted average common shares outstanding:

    Class A common...................................      50,013,140           50,775,300           49,525,372         48,383,554
    Class B common...................................      10,283,513           10,283,513           10,010,423          9,915,313

Diluted net income per weighted average common share:

    Class A common...................................    $        .24        $         .21       $          .25        $       .14
    Class B common...................................    $        .26        $         .22       $          .26        $       .15

Diluted weighted average common shares outstanding:

    Class A common...................................      50,350,189           51,164,788           49,825,400         48,551,222
    Class B common...................................      10,283,513           10,283,513           10,010,423          9,915,313

                         RECKSON ASSOCIATES REALTY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

15. QUARTERLY FINANCIAL DATA (Unaudited) (continued)


                                                                                            2001
                                                        ---------------------------------------------------------------------------
                                                         First Quarter       Second Quarter       Third Quarter      Fourth Quarter
                                                        ---------------   ------------------  -------------------  ----------------
Total revenues from continuing operations..............  $    117,709        $     118,940          $   119,077     $     112,093
                                                        ===============   ==================  ===================  ================
Income before preferred dividends and distributions,
  minority interests, valuation reserves, equity in
  earnings of real estate joint ventures and service
  companies, gain on sales of real estate,
  discontinued operations and extraordinary
  loss.................................................  $     31,762        $      29,263          $    26,622     $      24,034
Preferred dividends and distributions..................        (6,085)              (5,928)              (5,996)           (5,968)
Minority interests.....................................        (8,058)              (6,360)              11,952            (6,356)
Valuation reserves on investments in affiliate loans
  and joint ventures and other investments.............            --                   --             (163,000)           (3,101)
Equity in earnings of real estate joint ventures and
  service companies....................................           398                  801                  505               383
Gain on sales of real estate...........................            --                   --                  972            19,201
Discontinued operations (net of limited partners'
    minority interest).................................         2,671                1,983                2,620             2,413
Extraordinary loss (net of limited partners'
minority interest).....................................            --                   --               (2,595)               --
                                                        ---------------   ------------------  -------------------  ----------------

Net income (loss) allocable to common shareholders.....  $     20,688       $       19,759         $   (128,920)    $      30,606
                                                        ===============   ==================  ===================  ================
Net income (loss) allocable to:
    Class A common shareholders........................  $     15,308       $       15,109         $    (97,944)    $      23,284
    Class B common shareholders........................         5,380                4,650              (30,976)            7,322
                                                        ---------------   ------------------  -------------------  ----------------

Total..................................................  $     20,688       $       19,759        $    (128,920)    $      30,606
                                                        ===============   ==================  ===================  ================

Basic net income (loss) per weighted average common
  share:
    Class A common.....................................  $        .30       $          .29        $       (1.98)    $         .17
    Gain on sales of real estate.......................            --                   --                  .01               .26
    Discontinued operations............................           .04                  .03                  .04               .04
    Extraordinary loss.................................            --                   --                 (.04)               --
                                                        ---------------   ------------------  -------------------  ----------------
    Basic net income (loss) per weighted average
         Class A common................................  $        .34       $          .32        $       (1.97)    $         .47
                                                        ===============   ==================  ===================  ================

    Class B common...................................... $        .45       $          .40        $       (3.03)    $         .25
    Gain on sales of real estate........................           --                   --                  .02               .40
    Discontinued operations.............................          .07                  .05                  .06               .06
    Extraordinary loss..................................           --                   --                 (.06)               --
                                                        ---------------   ------------------  -------------------  ----------------
    Basic net income (loss) per weighted average
         Class B common................................. $        .52       $          .45        $       (3.01)    $         .71
                                                        ===============   ==================  ===================  ================

Basic weighted average common shares outstanding:
    Class A common.....................................    45,483,544           47,221,917           49,715,423        49,994,025
    Class B common.....................................    10,283,513           10,283,513           10,283,513        10,283,513

Diluted net income (loss) per weighted average common
  share:
    Class A common.....................................  $        .33       $          .32        $       (1.97)    $         .46
    Class B common.....................................  $        .37       $          .34        $       (3.01)    $         .50

Diluted weighted average common shares outstanding:
    Class A common.....................................    45,949,816           47,600,390           49,715,423        51,005,494
    Class B common.....................................    10,283,513           10,283,513           10,283,513        10,283,513

16. SUBSEQUENT EVENTS

      On September 10, 2003, the Company announced that it had entered into agreements relating to the disposition of its Long Island industrial building portfolio (the "Disposition") to members of the Rechler family for approximately $315.5 million in cash and other consideration. The transactions contemplated by the agreements were consummated on November 10 and November 12, 2003. As a result, the Company has disposed of all but three of its 95 property, 5.9 million square foot, Long Island industrial building portfolio for approximately $225.1 million in cash and debt assumption and 3,932,111 Class A common units of limited partnership interest of Reckson Operating Partnership, L.P. valued at approximately $90.4 million. Approximately $204 million of cash sales proceeds from the Disposition were used to repay borrowings under the Company's unsecured revolving credit facility (the "Credit Facility"). The remaining three properties, two of which are subject to transfer pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), are anticipated to close within three to six months.

      In addition, four of the five remaining options granted to the Company at the time of the Company's IPO to purchase interests in properties owned by Rechler family members (including three properties in which the Rechler family members hold non-controlling interests and one industrial property) were terminated along with the Company's management contracts relating to three of such properties. In return the Company received an aggregate payment from the Rechler family members of $972,000. Rechler family members also extended the term of the remaining option on the property located at 225 Broadhollow Road, Melville, New York (the Company's current headquarters) for five years and released the Company from approximately 15,500 square feet under its lease at this property. In connection with the restructuring of the remaining option the Rechler family members paid the Company $1 million in return for the Company's agreement not to exercise the option during the next three years. As part of the agreement, the exercise price of the option payable by the Company was increased by $1 million. In addition, as part of the transaction, the Rechler family entity was granted rights of first refusal with respect to five vacant land parcels located near the industrial properties for a period of five years.

      On November 10, 2003, in connection with the Company's sale of its Long Island industrial building portfolio and the settlement of the employment contracts of the departing Rechler family members, the Company incurred the following restructuring charges: (i) approximately $7.5 million related to outstanding stock loans under the Company's historical long term incentive program ("LTIP") were transferred to the entity that acquired the Long Island industrial building portfolio and approximately $575,000 of loans related to life insurance contracts were extinguished, (ii) approximately $2.9 million paid to the departing Rechler family members in exchange for 127,689, or 100% of their rights to receive shares of Class A common stock that were granted in 2002 and their rights that were granted in 2003 were forfeited in their entirety and
(iii) with respect to two of the departing Rechler family members participating in the Company's March 2003 LTIP, each received 8,681 shares of the Company's Class A common stock related to the service component of their core award which was valued at $399,000 in the aggregate. In addition, if the Company attains its annual performance measure in March 2004, these individuals will also be entitled to each receive 26,041 shares of Class A common stock representing the balance of the annual core award as if they had remained in continuous employment with the Company. The remainder of their core awards, aggregating 208,334 shares of Class A common stock, was forfeited as was the entire amount of their special outperformance component of the March 2003 LTIP.

      In November 2003, the Company also disposed of a 181,000 square foot office property located on Long Island for approximately $24.3 million. Net proceeds from the sale were used to repay the Credit Facility.

      In accordance with the provisions of FASB Statement No. 144, the Company has separately identified and classified the assets and liabilities of the aforementioned 95 industrial properties and the office property located on Long Island on its consolidated balance sheets as held for sale. In addition, income from the operations of these properties has been reflected on the Company's consolidated statements of operations as income from discontinued operations.

     During 2003, as a result of the Disposition and in compliance with Statement No. 144, the Company has reported revenues and expenses from those properties as income from discontinued operations in 2003. The Company has revised the historical financial statements in connection with Statement No. 144 to reflect the Disposition and the sale of an office building in Long Island as discontinued operations which had no impact on net income (loss) available to common shareholders. Statement No. 144 only impacted the presentation of these properties within the consolidated statements of operations.

                         RECKSON ASSOCIATES REALTY CORP.
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                 (IN THOUSANDS)

      The changes in real estate for each of the periods in the three years ended December 31, 2002 are as follows:

                                                              2002                 2001                  2000
                                                        -----------------    -----------------     -----------------
Real estate balance at beginning of period...........        $ 2,880,879          $ 2,770,607           $ 2,208,399
Improvements / revaluations .........................             91,900              193,492               166,260
Disposal, including write-off of
fully depreciated building improvements..............            (18,252)             (83,220)              (52,092)
Acquisitions.........................................                 --                   --               448,040
                                                        -----------------    -----------------     -----------------
Balance at end of period.............................        $ 2,954,527          $ 2,880,879           $ 2,770,607
                                                        =================    =================     =================


      The changes in accumulated depreciation, exclusive of amounts relating to equipment, autos, furniture and fixtures, for each of the periods in the three years ended December31, 2002 are as follows:


                                                                2002                 2001                  2000
                                                          -----------------    -----------------     -----------------
Balance at beginning of period.......................         $ 357,112            $ 284,315             $ 215,112
Depreciation for period..............................            91,940               83,316                71,478
Disposal, including write-off of
fully depreciated building improvements..............            (4,023)             (10,519)               (2,275)

                                                        -----------------    -----------------     -----------------
Balance at end of period.............................         $ 445,029            $ 357,112             $ 284,315
                                                        =================    =================     =================

                         RECKSON ASSOCIATES REALTY CORP.
              SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2002
                                 (IN THOUSANDS)

                       COLUMN A                            COLUMN B                COLUMN C
                       --------                            --------                --------
                                                                                 INITIAL COST
                                                                           --------------------------
                                                                                        BUILDINGS AND
                      DESCRIPTION                         ENCUMBRANCE        LAND        IMPROVEMENTS
                      -----------                         -----------        ----       -------------
Vanderbilt Industrial Park, Hauppauge, New York
 (27 buildings in an industrial park) ................          --         $ 1,940         $ 9,955
 85 Nicon Court Hauppauge, New York ..................          --             797           2,818
 104 Parkway Drive So., Hauppauge, New York ..........          --              54             804
 125 Ricefield Lane Hauppauge, New York ..............          --              13             852
 120 Ricefield Lane Hauppauge, New York ..............          --              16           1,051
 135 Ricefield Lane Hauppauge, New York ..............          --              24             906
 1997 Portfolio Acquisition, Hauppauge, New York
 (10 additional buildings in Vanderbilt Industrial
  Park) ..............................................          --             930 (B)      20,619
 425 Rabro Drive Hauppauge, New York .................          --             665           3,489
 600 Old Willets Path Hauppauge, New York ............          --             295           3,521
Airport International Plaza, Islip, New York
 (17 buildings in an industrial park) ................       2,616 (C)       1,263          13,608
 120 Wilbur Place Islip, New York ....................          --             202           1,154
 2004 Orville Drive North Islip, New York ............          --             633           4,226
 2005 Orville Drive North Islip, New York ............          --             984           5,410
County Line Industrial Center, Melville, New York
 (3 buildings in an industrial park) .................          --             628           3,686
 30 Hub Drive Melville, New York .....................          --             469           1,571
 32 Windsor Place, Islip, New York ...................          --              32             321
 42 Windsor Place Islip, New York ....................          --              48             327
 505 Walt Whitman Rd., Huntington, New York ..........          --             140              42
 1170 Northern Blvd., N. Great Neck, New York ........          --              30              99
 50 Charles Lindbergh Blvd., Mitchel Field, New
   York ..............................................          --                (A)       12,089
 200 Broadhollow Road Melville, New York .............          --             338           3,354
 48 South Service Road Melville, New York ............          --           1,652          10,245
 395 North Service Road Melville, New York ...........      19,709                (A)       15,551
 6800 Jericho Turnpike Syosset, New York .............      13,922             582           6,566
 6900 Jericho Turnpike Syosset, New York .............       7,348             385           4,228

                       COLUMN A                               COLUMN D                    COLUMN E                COLUMN F
                       --------                               --------                    --------                --------
                                                         COST CAPITALIZED,
                                                           SUBSEQUENT TO           GROSS AMOUNT AT WHICH
                                                            ACQUISITION          CARRIED AT CLOSE OF PERIOD
                                                        --------------------   ------------------------------
                                                               BUILDINGS AND           BUILDINGS AND             ACCUMULATED
                      DESCRIPTION                       LAND    IMPROVEMENTS    LAND    IMPROVEMENTS    TOTAL   DEPRECIATION
------------------------------------------------------  -----  -------------   -----   -------------    -----   ------------
Vanderbilt Industrial Park, Hauppauge, New York
 (27 buildings in an industrial park) ................  173        14,258      2,113       24,213      26,326      16,514
 85 Nicon Court Hauppauge, New York ..................   --           243        797        3,061       3,858         684
 104 Parkway Drive So., Hauppauge, New York ..........   --           236         54        1,040       1,094         232
 125 Ricefield Lane Hauppauge, New York ..............   --           332         13        1,184       1,197         425
 120 Ricefield Lane Hauppauge, New York ..............   --           422         16        1,473       1,489         320
 135 Ricefield Lane Hauppauge, New York ..............   --           473         24        1,379       1,403         529
 1997 Portfolio Acquisition, Hauppauge, New York
 (10 additional buildings in Vanderbilt Industrial
  Park) ..............................................   --         4,011        930       24,630      25,560       5,385
 425 Rabro Drive Hauppauge, New York .................   --           398        665        3,887       4,552         732
 600 Old Willets Path Hauppauge, New York ............   --           727        295        4,248       4,543         788
Airport International Plaza, Islip, New York
 (17 buildings in an industrial park) ................   --        11,814      1,263       25,422      26,685      17,794
 120 Wilbur Place Islip, New York ....................    8           247        210        1,401       1,611         234
 2004 Orville Drive North Islip, New York ............   --         1,431        633        5,657       6,290       1,689
 2005 Orville Drive North Islip, New York ............   --         1,176        984        6,586       7,570       1,071
County Line Industrial Center, Melville, New York
 (3 buildings in an industrial park) .................   --         2,848        628        6,534       7,162       5,264
 30 Hub Drive Melville, New York .....................   --           324        469        1,895       2,364         525
 32 Windsor Place, Islip, New York ...................   --            46         32          367         399         367
 42 Windsor Place Islip, New York ....................   --           700         48        1,027       1,075         857
 505 Walt Whitman Rd., Huntington, New York ..........   --            59        140          101         241          88
 1170 Northern Blvd., N. Great Neck, New York ........   --           187         30          286         316         133
 50 Charles Lindbergh Blvd., Mitchel Field, New
   York ..............................................   --         5,973          0       18,062      18,062      11,458
 200 Broadhollow Road Melville, New York .............   --         3,562        338        6,916       7,254       4,726
 48 South Service Road Melville, New York ............   --         5,611      1,652       15,856      17,508       9,189
 395 North Service Road Melville, New York ...........   --         7,575          0       23,126      23,126      13,405
 6800 Jericho Turnpike Syosset, New York .............   --        10,092        582       16,658      17,240      11,083
 6900 Jericho Turnpike Syosset, New York .............   --         3,931        385        8,159       8,544       5,035

                       COLUMN A                           COLUMN G      COLUMN H     COLUMN I
                       --------                           --------      --------     --------
                                                                                   LIFE ON WHICH
                                                           DATE OF        DATE     DEPRECIATION
                      DESCRIPTION                       CONSTRUCTION    ACQUIRED    IS COMPUTED
                      -----------                       ------------    --------   -------------
Vanderbilt Industrial Park, Hauppauge, New York
 (27 buildings in an industrial park) ................    1961-1979    1961-1979  10 - 30 Years
 85 Nicon Court Hauppauge, New York ..................         1984         1995  10 - 30 Years
 104 Parkway Drive So., Hauppauge, New York ..........         1985         1996  10 - 30 Years
 125 Ricefield Lane Hauppauge, New York ..............         1973         1996  10 - 30 Years
 120 Ricefield Lane Hauppauge, New York ..............         1983         1996  10 - 30 Years
 135 Ricefield Lane Hauppauge, New York ..............         1981         1996  10 - 30 Years
 1997 Portfolio Acquisition, Hauppauge, New York
 (10 additional buildings in Vanderbilt Industrial
  Park) ..............................................    1974-1982         1997  10 - 30 Years
 425 Rabro Drive Hauppauge, New York .................         1980         1997  10 - 30 Years
 600 Old Willets Path Hauppauge, New York ............         1999         1999  10 - 30 Years
Airport International Plaza, Islip, New York
 (17 buildings in an industrial park) ................    1970-1988    1970-1988  10 - 30 Years
 120 Wilbur Place Islip, New York ....................         1972         1998  10 - 30 Years
 2004 Orville Drive North Islip, New York ............         1998         1996  10 - 30 Years
 2005 Orville Drive North Islip, New York ............         1999         1996  10 - 30 Years
County Line Industrial Center, Melville, New York
 (3 buildings in an industrial park) .................    1975-1979    1975-1979  10 - 30 Years
 30 Hub Drive Melville, New York .....................         1976         1996  10 - 30 Years
 32 Windsor Place, Islip, New York ...................         1971         1971  10 - 30 Years
 42 Windsor Place Islip, New York ....................         1972         1972  10 - 30 Years
 505 Walt Whitman Rd., Huntington, New York ..........         1950         1968  10 - 30 Years
 1170 Northern Blvd., N. Great Neck, New York ........         1947         1962  10 - 30 Years
 50 Charles Lindbergh Blvd., Mitchel Field, New
   York ..............................................         1984         1984  10 - 30 Years
 200 Broadhollow Road Melville, New York .............         1981         1981  10 - 30 Years
 48 South Service Road Melville, New York ............         1986         1986  10 - 30 Years
 395 North Service Road Melville, New York ...........         1988         1988  10 - 30 Years
 6800 Jericho Turnpike Syosset, New York .............         1977         1978  10 - 30 Years
 6900 Jericho Turnpike Syosset, New York .............         1982         1982  10 - 30 Years

                                                                       Continued

                         RECKSON ASSOCIATES REALTY CORP.
              SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2002
                                 (IN THOUSANDS)

                       COLUMN A                           COLUMN B                COLUMN C
                       --------                           --------                --------
                                                                                 INITIAL COST
                                                                          -------------------------
                                                                                     BUILDINGS AND
                      DESCRIPTION                       ENCUMBRANCE       LAND        IMPROVEMENTS
                      -----------                       -----------       ----       --------------
300 Motor Parkway Hauppauge, New York ................         --          276            1,136
88 Duryea Road Melville, New York ....................         --          200            1,565
210 Blydenburgh Road Islandia, New York ..............         --           11              158
208 Blydenburgh Road Islandia, New York ..............         --           12              192
71 Hoffman Lane Islandia, New York ...................         --           19              260
933 Motor Parkway Hauppauge, New York ................         --          106              375
85 South Service Road Plainview, New York ............         --           24              145
333 Earl Ovington Blvd., (Omni) Mitchel Field, New
 York ................................................     53,864             (A)        67,221
135 Fell Court Islip, New York .......................         --          462            1,265
40 Cragwood Road South Plainfield, New Jersey ........         --          725            7,131
110 Marcus Drive Huntington, New York ................         --          390            1,499
333 East Shore Road Great Neck, New York .............         --             (A)           564
310 East Shore Road Great Neck, New York .............         --          485            2,009
70 Schmitt Blvd. Farmingdale, New York ...............         --          727            3,408
19 Nicholas Drive Yaphank, New York ..................         --          160            7,399
1516 Motor Parkway Hauppauge, New York ...............         --          603            6,722
35 Pinelawn Road Melville, New York ..................         --          999            7,073
520 Broadhollow Road Melville, New York ..............         --          457            5,572
1660 Walt Whitman Road Melville, New York ............         --          370            5,072
70 Maxess Road Melville, New York ....................         --          367            1,859
20 Melville Park Rd., Melville, New York .............         --          391            2,650
105 Price Parkway Farmingdale, New York ..............         --        2,030            6,327
48 Harbor Park Drive Port Washington, New York .......         --        1,304            2,247
60 Charles Lindbergh Mitchel Field, New York .........         --             (A)        20,800
505 White Plains Road Tarrytown, New York ............         --          210            1,332
555 White Plains Road Tarrytown, New York ............         --          712            4,133
560 White Plains Road Tarrytown, New York ............         --        1,521            8,756
580 White Plains Road Tarrytown, New York ............     12,685        2,414           14,595
660 White Plains Road Tarrytown, New York ............         --        3,929           22,640
Landmark Square Stamford, Connecticut ................     45,090        11,603          64,466

                       COLUMN A                                 COLUMN D                       COLUMN E
                       --------                                 --------                       --------
                                                           COST CAPITALIZED,
                                                             SUBSEQUENT TO              GROSS AMOUNT AT WHICH
                                                              ACQUISITION             CARRIED AT CLOSE OF PERIOD
                                                         -----------------------   --------------------------------
                                                                   BUILDINGS AND            BUILDINGS AND
                      DESCRIPTION                        LAND      IMPROVEMENTS    LAND     IMPROVEMENTS    TOTAL
                      -----------                        ----      -------------   ----     -------------   -----
300 Motor Parkway Hauppauge, New York ................    --            1,833         276        2,969        3,245
88 Duryea Road Melville, New York ....................    --              823         200        2,388        2,588
210 Blydenburgh Road Islandia, New York ..............    --              175          11          333          344
208 Blydenburgh Road Islandia, New York ..............    --              188          12          380          392
71 Hoffman Lane Islandia, New York ...................    --              206          19          466          485
933 Motor Parkway Hauppauge, New York ................    --              411         106          786          892
85 South Service Road Plainview, New York ............    --               13          24          158          182
333 Earl Ovington Blvd., (Omni) Mitchel Field, New
 York ................................................    --           22,053           0       89,274       89,274
135 Fell Court Islip, New York .......................    --              273         462        1,538        2,000
40 Cragwood Road South Plainfield, New Jersey ........    --            6,034         725       13,165       13,890
110 Marcus Drive Huntington, New York ................    --              107         390        1,606        1,996
333 East Shore Road Great Neck, New York .............    --              456           0        1,020        1,020
310 East Shore Road Great Neck, New York .............    --            2,344         485        4,353        4,838
70 Schmitt Blvd. Farmingdale, New York ...............    --               33         727        3,441        4,168
19 Nicholas Drive Yaphank, New York ..................     5            6,160         165       13,559       13,724
1516 Motor Parkway Hauppauge, New York ...............    --              472         603        7,194        7,797
35 Pinelawn Road Melville, New York ..................    --            2,786         999        9,859       10,858
520 Broadhollow Road Melville, New York ..............    (1)           2,794         456        8,366        8,822
1660 Walt Whitman Road Melville, New York ............    --            1,102         370        6,174        6,544
70 Maxess Road Melville, New York ....................    95            2,957         462        4,816        5,278
20 Melville Park Rd., Melville, New York .............    --              106         391        2,756        3,147
105 Price Parkway Farmingdale, New York ..............    --              469       2,030        6,796        8,826
48 Harbor Park Drive Port Washington, New York .......    --              520       1,304        2,767        4,071
60 Charles Lindbergh Mitchel Field, New York .........    --            4,198           0       24,998       24,998
505 White Plains Road Tarrytown, New York ............    --              342         210        1,674        1,884
555 White Plains Road Tarrytown, New York ............    51            4,656         763        8,789        9,552
560 White Plains Road Tarrytown, New York ............    (1)           4,479       1,520       13,235       14,755
580 White Plains Road Tarrytown, New York ............    --            3,553       2,414       18,148       20,562
660 White Plains Road Tarrytown, New York ............    45            6,431       3,974       29,071       33,045
Landmark Square Stamford, Connecticut ................    832          31,464      12,435       95,930      108,365

                       COLUMN A                           COLUMN F       COLUMN G     COLUMN H     COLUMN I
                       --------                           --------       --------     --------     --------
                                                                                                 LIFE ON WHICH
                                                         ACCUMULATED      DATE OF       DATE     DEPRECIATION
                      DESCRIPTION                       DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
                      -----------                       ------------   ------------   --------   -------------
300 Motor Parkway Hauppauge, New York ................      1,775             1979     1979     10 - 30 Years
88 Duryea Road Melville, New York ....................      1,496             1980     1980     10 - 30 Years
210 Blydenburgh Road Islandia, New York ..............        315             1969     1969     10 - 30 Years
208 Blydenburgh Road Islandia, New York ..............        344             1969     1969     10 - 30 Years
71 Hoffman Lane Islandia, New York ...................        433             1970     1970     10 - 30 Years
933 Motor Parkway Hauppauge, New York ................        692             1973     1973     10 - 30 Years
85 South Service Road Plainview, New York ............        153             1961     1961     10 - 30 Years
333 Earl Ovington Blvd., (Omni) Mitchel Field, New
 York ................................................     30,782             1990     1995     10 - 30 Years
135 Fell Court Islip, New York .......................        509             1965     1992     10 - 30 Years
40 Cragwood Road South Plainfield, New Jersey ........      8,397             1970     1983     10 - 30 Years
110 Marcus Drive Huntington, New York ................      1,310             1980     1980     10 - 30 Years
333 East Shore Road Great Neck, New York .............        700             1976     1976     10 - 30 Years
310 East Shore Road Great Neck, New York .............      2,277             1981     1981     10 - 30 Years
70 Schmitt Blvd. Farmingdale, New York ...............        845             1965     1995     10 - 30 Years
19 Nicholas Drive Yaphank, New York ..................      2,556             1989     1995     10 - 30 Years
1516 Motor Parkway Hauppauge, New York ...............      1,737             1981     1995     10 - 30 Years
35 Pinelawn Road Melville, New York ..................      2,802             1980     1995     10 - 30 Years
520 Broadhollow Road Melville, New York ..............      2,723             1978     1995     10 - 30 Years
1660 Walt Whitman Road Melville, New York ............      1,417             1980     1995     10 - 30 Years
70 Maxess Road Melville, New York ....................      1,239             1967     1995     10 - 30 Years
20 Melville Park Rd., Melville, New York .............        603             1965     1996     10 - 30 Years
105 Price Parkway Farmingdale, New York ..............      1,632             1969     1996     10 - 30 Years
48 Harbor Park Drive Port Washington, New York .......        563             1976     1996     10 - 30 Years
60 Charles Lindbergh Mitchel Field, New York .........      6,078             1989     1996     10 - 30 Years
505 White Plains Road Tarrytown, New York ............        497             1974     1996     10 - 30 Years
555 White Plains Road Tarrytown, New York ............      3,554             1972     1996     10 - 30 Years
560 White Plains Road Tarrytown, New York ............      3,606             1980     1996     10 - 30 Years
580 White Plains Road Tarrytown, New York ............      5,294             1997     1996     10 - 30 Years
660 White Plains Road Tarrytown, New York ............      7,976             1983     1996     10 - 30 Years
Landmark Square Stamford, Connecticut ................     19,337        1973-1984     1996     10 - 30 Years

                                                                       Continued

                         RECKSON ASSOCIATES REALTY CORP.
              SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2002
                                 (IN THOUSANDS)

                        COLUMN A                           COLUMN B                  COLUMN C
                        --------                           --------                  --------
                                                                                   INITIAL COST
                                                                             -------------------------
                                                                                         BUILDINGS AND
                      DESCRIPTION                        ENCUMBRANCE         LAND         IMPROVEMENTS
                      -----------                        -----------         ----        -------------
110 Bi -County Blvd. Farmingdale, New York ............      3,635           2,342            6,665
One Eagle Rock, East Hanover, New Jersey ..............         --             803            7,563
710 Bridgeport Avenue Shelton, Connecticut ............         --           5,405           21,620
101 JFK Expressway Short Hills, New Jersey ............         --           7,745           43,889
10 Rooney Circle West Orange, New Jersey ..............         --           1,302            4,615
Executive Hill Office Park West Orange, New Jersey              --           7,629           31,288
3 University Plaza Hackensack, New Jersey .............         --           7,894           11,846
150 Motor Parkway Hauppauge, New York .................         --           1,114           20,430
Reckson Executive Park Ryebrook, New York .............         --          18,343           55,028
University Square Princeton, New Jersey ...............         --           3,288            8,888
100 Andrews Road Hicksville, New York .................         --           2,337            1,711
80 Grasslands Elmsford, New York ......................         --           1,208            6,728
65 Marcus Drive Melville, New York ....................         --             295            1,966
100 Forge Way Rockaway, New Jersey ....................         --             315              902
200 Forge Way Rockaway, New Jersey ....................         --           1,128            3,228
300 Forge Way Rockaway, New Jersey ....................         --             376            1,075
400 Forge Way Rockaway, New Jersey ....................         --           1,142            3,267
51 -- 55 Charles Lindbergh Blvd. Mitchel Field, New
 York .................................................         --                (A)        27,975
100 Summit Drive Valhalla, New York ...................     19,101           3,007           41,351
115/117 Stevens Avenue Valhalla, New York .............         --           1,094           22,490
200 Summit Lake Drive Valhalla, New York ..............     19,373           4,343           37,305
140 Grand Street White Plains, New York ...............         --           1,932           18,744
500 Summit Lake Drive Valhalla, New York ..............         --           7,052           37,309
99 Cherry Hill Road Parsippany, New Jersey ............         --           2,360            7,508
119 Cherry Hill Road Parsippany, New Jersey ...........         --           2,512            7,622
45 Melville Park Road Melville, New York ..............         --             355            1,487
500 Saw Mill River Road Elmsford, New York ............         --           1,542            3,796
120 W.45th Street New York, New York ..................     64,263          28,757          162,809
1255 Broad Street Clifton, New Jersey .................         --           1,329           15,869
810 7th Avenue New York, New York .....................     82,854          26,984 (A)      152,767

                        COLUMN A                                    COLUMN D                          COLUMN E
                        --------                                    --------                          --------
                                                               COST CAPITALIZED,
                                                                 SUBSEQUENT TO                 GROSS AMOUNT AT WHICH
                                                                  ACQUISITION                CARRIED AT CLOSE OF PERIOD
                                                        -------------------------------   --------------------------------
                                                                          BUILDINGS AND            BUILDINGS AND
                      DESCRIPTION                             LAND         IMPROVEMENTS    LAND     IMPROVEMENTS    TOTAL
                      -----------                             ----        -------------    ----    -------------    -----
110 Bi -County Blvd. Farmingdale, New York ............          --              406       2,342        7,071        9,413
One Eagle Rock, East Hanover, New Jersey ..............          --            3,151         803       10,714       11,517
710 Bridgeport Avenue Shelton, Connecticut ............           7              946       5,412       22,566       27,978
101 JFK Expressway Short Hills, New Jersey ............      (3,098)         (16,116)      4,647       27,773       32,420
10 Rooney Circle West Orange, New Jersey ..............           1            1,002       1,303        5,617        6,920
Executive Hill Office Park West Orange, New Jersey                4            2,778       7,633       34,066       41,699
3 University Plaza Hackensack, New Jersey .............          --            2,684       7,894       14,530       22,424
150 Motor Parkway Hauppauge, New York .................          --            3,479       1,114       23,909       25,023
Reckson Executive Park Ryebrook, New York .............          --            4,550      18,343       59,578       77,921
University Square Princeton, New Jersey ...............          (1)           1,694       3,287       10,582       13,869
100 Andrews Road Hicksville, New York .................         151            5,742       2,488        7,453        9,941
80 Grasslands Elmsford, New York ......................          --              606       1,208        7,334        8,542
65 Marcus Drive Melville, New York ....................          56              954         351        2,920        3,271
100 Forge Way Rockaway, New Jersey ....................          --               98         315        1,000        1,315
200 Forge Way Rockaway, New Jersey ....................          --              483       1,128        3,711        4,839
300 Forge Way Rockaway, New Jersey ....................          --              254         376        1,329        1,705
400 Forge Way Rockaway, New Jersey ....................          --              187       1,142        3,454        4,596
51 -- 55 Charles Lindbergh Blvd. Mitchel Field, New
 York .................................................          --            4,292           0       32,267       32,267
100 Summit Drive Valhalla, New York ...................          --            4,879       3,007       46,230       49,237
115/117 Stevens Avenue Valhalla, New York .............          --            1,911       1,094       24,401       25,495
200 Summit Lake Drive Valhalla, New York ..............          --            4,010       4,343       41,315       45,658
140 Grand Street White Plains, New York ...............          (1)             300       1,931       19,044       20,975
500 Summit Lake Drive Valhalla, New York ..............          --            7,837       7,052       45,146       52,198
99 Cherry Hill Road Parsippany, New Jersey ............           5            1,330       2,365        8,838       11,203
119 Cherry Hill Road Parsippany, New Jersey ...........           6            1,097       2,518        8,719       11,237
45 Melville Park Road Melville, New York ..............          (1)           1,825         354        3,312        3,666
500 Saw Mill River Road Elmsford, New York ............          --              205       1,542        4,001        5,543
120 W.45th Street New York, New York ..................       7,721 (D)        3,756      36,478      166,565      203,043
1255 Broad Street Clifton, New Jersey .................          --            4,077       1,329       19,946       21,275
810 7th Avenue New York, New York .....................         117           13,920      27,101      166,687      193,788

                        COLUMN A                           COLUMN F       COLUMN G     COLUMN H     COLUMN I
                        --------                           --------       --------     --------     --------
                                                                                                  LIFE ON WHICH
                                                          ACCUMULATED      DATE OF       DATE     DEPRECIATION
                      DESCRIPTION                        DEPRECIATION   CONSTRUCTION   ACQUIRED    IS COMPUTED
                      -----------                        ------------   ------------   --------   -------------
110 Bi -County Blvd. Farmingdale, New York ............      1,508             1984     1997     10 - 30 Years
One Eagle Rock, East Hanover, New Jersey ..............      3,087             1986     1997     10 - 30 Years
710 Bridgeport Avenue Shelton, Connecticut ............      4,493        1971-1979     1997     10 - 30 Years
101 JFK Expressway Short Hills, New Jersey ............      5,132             1981     1997     10 - 30 Years
10 Rooney Circle West Orange, New Jersey ..............      1,096             1971     1997     10 - 30 Years
Executive Hill Office Park West Orange, New Jersey           6,337        1978-1984     1997     10 - 30 Years
3 University Plaza Hackensack, New Jersey .............      3,136             1985     1997     10 - 30 Years
150 Motor Parkway Hauppauge, New York .................      5,028             1984     1997     10 - 30 Years
Reckson Executive Park Ryebrook, New York .............     10,587        1983-1986     1997     10 - 30 Years
University Square Princeton, New Jersey ...............      1,774             1987     1997     10 - 30 Years
100 Andrews Road Hicksville, New York .................      1,897             1954     1996     10 - 30 Years
80 Grasslands Elmsford, New York ......................      1,389        1989/1964     1997     10 - 30 Years
65 Marcus Drive Melville, New York ....................        724             1968     1996     10 - 30 Years
100 Forge Way Rockaway, New Jersey ....................        190             1986     1998     10 - 30 Years
200 Forge Way Rockaway, New Jersey ....................        630             1989     1998     10 - 30 Years
300 Forge Way Rockaway, New Jersey ....................        328             1989     1998     10 - 30 Years
400 Forge Way Rockaway, New Jersey ....................        580             1989     1998     10 - 30 Years
51 -- 55 Charles Lindbergh Blvd. Mitchel Field, New
 York .................................................      7,035             1981     1998     10 - 30 Years
100 Summit Drive Valhalla, New York ...................      8,114             1988     1998     10 - 30 Years
115/117 Stevens Avenue Valhalla, New York .............      3,928             1984     1998     10 - 30 Years
200 Summit Lake Drive Valhalla, New York ..............      6,718             1990     1998     10 - 30 Years
140 Grand Street White Plains, New York ...............      3,078             1991     1998     10 - 30 Years
500 Summit Lake Drive Valhalla, New York ..............      7,159             1986     1998     10 - 30 Years
99 Cherry Hill Road Parsippany, New Jersey ............      1,340             1982     1998     10 - 30 Years
119 Cherry Hill Road Parsippany, New Jersey ...........      1,425             1982     1998     10 - 30 Years
45 Melville Park Road Melville, New York ..............        763             1998     1998     10 - 30 Years
500 Saw Mill River Road Elmsford, New York ............        670             1968     1998     10 - 30 Years
120 W.45th Street New York, New York ..................     20,103             1998     1999     10 - 30 Years
1255 Broad Street Clifton, New Jersey .................      2,922             1999     1999     10 - 30 Years
810 7th Avenue New York, New York .....................     20,037             1970     1999     10 - 30 Years

                                                                       Continued

                         RECKSON ASSOCIATES REALTY CORP.
              SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2002
                                 (IN THOUSANDS)

                       COLUMN A                          COLUMN B                 COLUMN C
                       --------                          --------                 --------
                                                                                INITIAL COST
                                                                           --------------------------
                                                                                        BUILDINGS AND
                     DESCRIPTION                       ENCUMBRANCE         LAND          IMPROVEMENTS
                     -----------                       -----------         ----         -------------
120 Mineola Blvd. Mineola, New York .................          --            1,869            10,603
100 Wall Street New York, New York ..................      35,904           11,749            66,517
One Orlando Orlando, Florida ........................      38,366            9,386            51,136
1350 Avenue of the Americas New York, New York             74,631           19,222           109,168
919 3rd. Avenue New York, New York ..................     246,651          101,644 (A)       205,736
538 Broadhollow Road Melville, New York .............          --            3,900            21,413
360 Hamilton Avenue White Plains, New York ..........          --            2,838            34,606
492 River Road Nutley, New Jersey ...................          --            2,615             5,102
275 Broadhollow Road Melville, New York .............          --            3,850            12,958
400 Garden City Plaza Garden City, New York .........          --            9,081            17,004
90 Merrick Avenue East Meadow, New York .............          --                 (A)         23,804
120 White Plains Road Tarrytown, New York ...........          --            3,852            24,861
100 White Plains Road Tarrytown, New York ...........          --               79               472
51 JFK Parkway Short Hills, New Jersey ..............          --           10,053            62,504
680 Washington Blvd Stamford, Connecticut ...........          --            4,561            23,698
750 Washington Blvd Stamford, Connecticut ...........          --            7,527            31,940
1305 Walt Whitman Road Melville, New York ...........          --            3,934            24,040
50 Marcus Drive Melville, New York ..................          --              930            13,600
100 Grasslands Road Elmsford, New York ..............          --              289             3,382
2002 Orville Drive North Bohemia, New York ..........          --            1,950             9,959
390 Motor Parkway Hauppauge, New York ...............          --              240             5,787
58 South Service Road Melville, New York ............          --            1,061
400 Moreland Road Commack, New York .................          --              343             1,219
103 JFK Parkway Short Hills, New Jersey .............          --            3,098            18,011
Land held for development ...........................          --           92,924                --
Developments in progress ............................          --               --            28,311
Other property ......................................          --               --                --
                                                         --------      -----------        ----------
Total ...............................................    $740,012      $   483,555        $1,968,635
                                                         ========      ===========        ==========

                       COLUMN A                               COLUMN D                          COLUMN E
                       --------                               --------                          --------
                                                          COST CAPITALIZED,
                                                            SUBSEQUENT TO                GROSS AMOUNT AT WHICH
                                                             ACQUISITION               CARRIED AT CLOSE OF PERIOD
                                                        ----------------------    ------------------------------------
                                                                 BUILDINGS AND              BUILDINGS AND
                     DESCRIPTION                         LAND     IMPROVEMENTS     LAND      IMPROVEMENTS      TOTAL
                     -----------                         ----    -------------     ----     -------------      -----
120 Mineola Blvd. Mineola, New York .................        5         1,041        1,874         11,644        13,518
100 Wall Street New York, New York ..................       93         9,798       11,842         76,315        88,157
One Orlando Orlando, Florida ........................       32         3,779        9,418         54,915        64,333
1350 Avenue of the Americas New York, New York              --        18,037       19,222        127,205       146,427
919 3rd. Avenue New York, New York ..................   12,795        86,412      114,439        292,148       406,587
538 Broadhollow Road Melville, New York .............       --         1,038        3,900         22,451        26,351
360 Hamilton Avenue White Plains, New York ..........       --        21,351        2,838         55,957        58,795
492 River Road Nutley, New Jersey ...................       --         4,145        2,615          9,247        11,862
275 Broadhollow Road Melville, New York .............       --           312        3,850         13,270        17,120
400 Garden City Plaza Garden City, New York .........       --           667        9,081         17,671        26,752
90 Merrick Avenue East Meadow, New York .............       --         1,111            0         24,915        24,915
120 White Plains Road Tarrytown, New York ...........       --           359        3,852         25,220        29,072
100 White Plains Road Tarrytown, New York ...........       --            79           79            551           630
51 JFK Parkway Short Hills, New Jersey ..............        1           824       10,054         63,328        73,382
680 Washington Blvd Stamford, Connecticut ...........       --           168        4,561         23,866        28,427
750 Washington Blvd Stamford, Connecticut ...........       --           139        7,527         32,079        39,606
1305 Walt Whitman Road Melville, New York ...........       --            41        3,934         24,081        28,015
50 Marcus Drive Melville, New York ..................       65         4,912          995         18,512        19,507
100 Grasslands Road Elmsford, New York ..............       --         1,214          289          4,596         4,885
2002 Orville Drive North Bohemia, New York ..........       --           254        1,950         10,213        12,163
390 Motor Parkway Hauppauge, New York ...............       --           833          240          6,620         6,860
58 South Service Road Melville, New York ............    6,886        42,218        7,947         42,218        50,165
400 Moreland Road Commack, New York .................    1,141         1,510        1,484          2,729         4,213
103 JFK Parkway Short Hills, New Jersey .............      217         9,585        3,315         27,596        30,911
Land held for development ...........................       --            --       92,924                       92,924
Developments in progress ............................       --            --                      28,311        28,311
Other property ......................................       --        18,650                      18,650        18,650
                                                       -------      --------                  ----------    ----------
Total ...............................................  $27,409      $474,928     $510,964     $2,443,563    $2,954,527
                                                       =======      ========     ========     ==========    ==========

                       COLUMN A                          COLUMN F       COLUMN G      COLUMN H     COLUMN I
                       --------                          --------       --------      --------     --------
                                                                                                 LIFE ON WHICH
                                                        ACCUMULATED      DATE OF        DATE     DEPRECIATION
                     DESCRIPTION                       DEPRECIATION   CONSTRUCTION    ACQUIRED    IS COMPUTED
                     -----------                       ------------   ------------    --------   -------------
120 Mineola Blvd. Mineola, New York .................       1,500        1977            1999   10 - 30 Years
100 Wall Street New York, New York ..................       9,382        1969            1999   10 - 30 Years
One Orlando Orlando, Florida ........................       6,566        1987            1999   10 - 30 Years
1350 Avenue of the Americas New York, New York             12,397        1966            2000   10 - 30 Years
919 3rd. Avenue New York, New York ..................      16,375        1970            2000   10 - 30 Years
538 Broadhollow Road Melville, New York .............       1,802        2000            2000   10 - 30 Years
360 Hamilton Avenue White Plains, New York ..........       6,319        2000            2000   10 - 30 Years
492 River Road Nutley, New Jersey ...................         924        2000            2000   10 - 30 Years
275 Broadhollow Road Melville, New York .............       1,813        1970            1997   10 - 30 Years
400 Garden City Plaza Garden City, New York .........       2,166        1989            1997   10 - 30 Years
90 Merrick Avenue East Meadow, New York .............       3,563        1985            1997   10 - 30 Years
120 White Plains Road Tarrytown, New York ...........       3,076        1984            1997   10 - 30 Years
100 White Plains Road Tarrytown, New York ...........          39        1984            1997   10 - 30 Years
51 JFK Parkway Short Hills, New Jersey ..............       7,619        1988            1998   10 - 30 Years
680 Washington Blvd Stamford, Connecticut ...........       2,883        1989            1998   10 - 30 Years
750 Washington Blvd Stamford, Connecticut ...........       3,738        1989            1998   10 - 30 Years
1305 Walt Whitman Road Melville, New York ...........       3,043        1999            1999   10 - 30 Years
50 Marcus Drive Melville, New York ..................       1,106        2001            1998   10 - 30 Years
100 Grasslands Road Elmsford, New York ..............         460        2001            1997   10 - 30 Years
2002 Orville Drive North Bohemia, New York ..........         919        2001            1996   10 - 30 Years
390 Motor Parkway Hauppauge, New York ...............       1,046        2001            1997   10 - 30 Years
58 South Service Road Melville, New York ............       1,308        2001            1998   10 - 30 Years
400 Moreland Road Commack, New York .................          41        2002            1997   10 - 30 Years
103 JFK Parkway Short Hills, New Jersey .............       2,854        2002            1997   10 - 30 Years
Land held for development ...........................                     N/A         Various   N/A
Developments in progress ............................          --
Other property ......................................       2,713
                                                         --------
Total ...............................................    $445,029
                                                         ========

----------
A These land parcels, or a portion of the land parcels, on which the building and improvements were constructed are subject to a ground lease.
B The land parcel on which the building and improvements were constructed for one property is subject to a ground lease.
C The Encumbrance of $2,616 is related to one property.
D Includes costs incurred to acquire the lessor's rights to an air rights lease agreement.
The aggregate cost of Federal Income Tax purposes was approximately $2,191 million at December 31, 2002.